UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CARGURUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 22, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of CarGurus, Inc. which will be held virtually on Tuesday, June 2, 2020 at 1:00 p.m., eastern time, conducted via live audio webcast at www.virtualshareholdermeeting.com/CARG2020.

Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the internet, we are posting the proxy materials on the internet and delivering to our stockholders a Notice of Internet Availability of Proxy Materials. This delivery process will allow us to provide stockholders with the information they need quickly and efficiently, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 22, 2020, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access or request a copy of our Proxy Statement for the 2020 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2019.

The Notice of Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Please review the instructions in the proxy materials regarding each of these voting options.

Thank you for your ongoing support of CarGurus.

Very truly yours,

Langley Steinert

Chief Executive Officer and Chairman

CARGURUS, INC.

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2020

The 2020 Annual Meeting of Stockholders of CarGurus, Inc. (the “Annual Meeting”) will be held on Tuesday, June 2, 2020 at 1:00 p.m., eastern time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online, just as you could at an in-person meeting. We believe that a virtual stockholder meeting provides greater access for those who may want to attend the Annual Meeting and therefore we have chosen this approach over an in-person meeting.

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CARG2020 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you). At the Annual Meeting, stockholders will consider and act upon the following matters:

1. To elect two Class III directors nominated by our Board of Directors, each to serve for a term ending in 2023, or until his successor has been duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2020;

3. To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record on our books at the close of business on April 6, 2020, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the question and answer titled “How do I vote?” beginning on page 2 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to take the time to read our proxy materials and vote your shares.

By Order of the Board of Directors,

Kathleen B. Patton

General Counsel and Secretary

April 22, 2020

CARGURUS, INC.

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

PROXY STATEMENT

For the Annual Meeting of Stockholders on June 2, 2020

This Proxy Statement and related materials are being furnished to you on the internet, or at your request a printed version will be delivered to you by mail, in connection with the solicitation of proxies by our Board of Directors (“Board of Directors”) for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Tuesday, June 2, 2020 at 1:00 p.m., eastern time, and at any adjournment or postponement thereof. You are entitled to vote if you were a stockholder of record as of the close of business on April 6, 2020. As used in this Proxy Statement, the terms “CarGurus,” “the Company,” “we,” “us,” and “our” mean CarGurus, Inc. unless the context indicates otherwise.

We are providing access to our proxy materials on the internet. Commencing on April 22, 2020, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each stockholder, and a printed copy of our proxy materials to stockholders who requested it. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, the materials will include a proxy card for the Annual Meeting.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted for the Class III director nominees and in favor of Proposals 2 and 3.

We are first making available this Proxy Statement and the accompanying proxy card to stockholders on or about April 22, 2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?
A.

We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting to be held virtually on Tuesday, June 2, 2020 at 1:00 p.m., eastern time.

Q.	What proposals am I voting on?
A.	There are three proposals scheduled for a vote:
•	Proposal 1: the election of two Class III directors;
•	Proposal 2: the ratification of the selection of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2020; and

•	Proposal 3: a non-binding advisory vote to approve the compensation of our Named Executive Officers.
Q.	Who can vote at the Annual Meeting?
A.

Our Board of Directors has fixed April 6, 2020 as the record date for the Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (including by proxy) all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof.

On the record date, we had 92,655,366 shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and 19,978,903 shares of Class B common stock outstanding (each of which entitles its holder to ten votes per share).

Q.	How do I attend the Annual Meeting?

A.The Annual Meeting will be held virtually on Tuesday, June 2, 2020 at 1:00 p.m., eastern time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CARG2020 and entering your 16-digit control number (included on the Notice mailed to you). Information on how to vote during the Annual Meeting is discussed below.

Q.	Can I attend the Annual Meeting in person?
A.

We will be hosting the Annual Meeting via live audio webcast on the internet. You will not be able to attend the meeting in person. Any stockholder can listen to the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/CARG2020, where you can also submit questions and vote online. The webcast will start at 1:00 p.m., eastern time, on June 2, 2020 but we encourage stockholders to access the Annual Meeting online prior to its scheduled start time. Stockholders may vote and submit questions while connected to the Annual Meeting on the internet. In order to do so, you will need the 16-digit control number included on the Notice mailed to you. Please be aware that you bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q.	If I am unable to attend the virtual Annual Meeting, can I listen to the Annual Meeting by telephone?
A.

Yes. If you are unable to access the Annual Meeting online, you may listen to the Annual Meeting by calling 1-877-328-2502 and providing your 16-digit control number included in the Notice mailed to you. If you access the Annual Meeting by telephone, you will be able to listen to the Annual Meeting and you may ask questions during the Annual Meeting, but you will not be considered present at the Annual Meeting and you will not be able to vote at the Annual Meeting unless you also attend the Annual Meeting online.

Q.	What happens if the meeting is postponed or adjourned?
A.	Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
Q.	How do I vote?
A.	If your shares are registered directly in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), at www.proxyvote.com. Use the vote control number printed on your Notice to access your account and vote your shares. You must specify how you want your shares voted or your internet vote cannot be completed, and you will receive an error message. Your shares will be voted according to your instructions. You must submit your internet proxy before 11:59 p.m., eastern time, on June 1, 2020, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(2) By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., eastern time, on June 1, 2020, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(3) By Mail: If you requested printed copies of the proxy materials, complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge. Your shares will be voted according to your instructions. Broadridge must receive the proxy card not later than June 1, 2020, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) During the Annual Meeting via www.virtualshareholdermeeting.com/CARG2020: You may attend the Annual Meeting via the internet and vote during the Annual Meeting. Please have your Notice in hand when you access the website and then follow the instructions.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit internet or telephonic voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) During the Annual Meeting via www.virtualshareholdermeeting.com/CARG2020: You may contact your broker or other nominee who holds your shares to obtain a broker’s proxy. A broker’s proxy is not the form of proxy enclosed with this Proxy Statement. You will not be able to vote shares you hold in street name via the internet during the Annual Meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?
A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote before or during the Annual Meeting. To do so, you must do one of the following:

(1) Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not change your vote over the internet or by telephone after 11:59 p.m., eastern time, on June 1, 2020.

(2) Sign a new proxy and submit it by mail as instructed above. Only your latest dated proxy that was received by Broadridge by June 1, 2020 will be counted.

(3) Attend the Annual Meeting via www.virtualshareholdermeeting.com/CARG2020 and vote again.

If your shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote online during the Annual Meeting if you obtain a broker’s proxy as described in the answer above.

Q.	Will my shares be voted if I do not return my proxy?
A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in street name, your broker or other nominee may, under certain circumstances, vote your shares if you do not timely return your proxy. Brokers and other nominees can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your broker or other nominee to vote your shares, your broker or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

The election of directors (Proposal 1) and the non-binding advisory vote on the compensation of our Named Executive Officers (Proposal 3) are non-discretionary matters. The ratification of the appointment of our independent auditors (Proposal 2) is a discretionary matter.

We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

Q.	How many shares must be present to hold the Annual Meeting?
A.

Shares representing a majority of the votes applicable to all of our shares of common stock issued and outstanding and entitled to vote must be present to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone or by completion and submission of a proxy or that are represented virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to withhold or abstain or votes on only one of the proposals. In addition, we will count as present shares held in street name by brokers or other nominees that indicate on their proxies that they do not have authority to vote those shares on Proposals 1 and 3. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Q.	What vote is required to approve each proposal and how are votes counted?
A.	Proposal 1 – Election of Two Class III Directors

The two nominees for Class III director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as “broker non-votes.” Broker non-votes will have no effect on the voting on Proposal 1. With respect to Proposal 1, you may:

•	vote FOR all nominees;
•	vote FOR any nominee(s) and WITHHOLD your vote from the other nominee(s); or
•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 – Ratification of Appointment of Independent Auditors

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a discretionary matter. Therefore, if your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may vote your shares on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

Although stockholder approval of our Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board of Directors (or any committee thereof). However, if this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider its appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020.

Proposal 3 – Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is a non-discretionary matter. If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee cannot vote your shares on Proposal 3. Therefore, voting to ABSTAIN and broker non-votes will have no effect on the outcome of this proposal.

Advisory votes on the compensation of our Named Executive Officers are non-binding; however, as described in more detail in Proposal 3, our Board of Directors and Compensation Committee will review and consider the outcome of this vote when making future decisions regarding our executive compensation program.

Q.	How does the Board of Directors recommend that I vote?
A.	Our Board of Directors unanimously recommends that you vote your shares:
•	“FOR” the nominees for election as directors listed in Proposal 1;
•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020; and
•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.
Q.	How many votes do I have?
A.

On each matter to be voted upon, you have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of April 6, 2020. The Class A common stock and Class B common stock will vote together as a single class on all proposals described in this Proxy Statement.

Q.	Are there other matters to be voted on at the Annual Meeting?
A.

We do not know of any matters that may come before the Annual Meeting other than the election of two Class III directors, the ratification of the appointment of our independent registered public accounting firm and the non-binding advisory vote to approve the compensation of our Named Executive Officers. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote, and otherwise act, in accordance with their judgment on the matter.

Q.	Is my vote confidential?
A.

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CarGurus or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q.	Where can I find the voting results?
A.	We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of the Annual Meeting.
Q.	What are the costs of soliciting these proxies?
A.

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Directors, officers and employees of CarGurus may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q.	Who may I contact if I have any additional questions?
A.

If you hold your shares directly, please call Kathleen Patton, General Counsel and Secretary of the Company, at (617) 354-0068. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

For the 2020 Annual Meeting of Stockholders on June 2, 2020

This Proxy Statement and the 2019 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (“SEC”) except for exhibits, will be furnished without charge to any stockholder after written or oral request to:

CarGurus, Inc.

Attn: Investor Relations

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

Telephone: +1 (617) 354-0068

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are also available on the SEC’s website, www.sec.gov.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

Our amended and restated certificate of incorporation provides for the classification of our Board of Directors into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year.

Our Board of Directors currently consists of seven directors. Class I consists of Lori Hickok and Greg Schwartz, each with a term expiring at the annual meeting of stockholders to be held in 2021. Class II consists of Steven Conine, Stephen Kaufer and Anastasios Parafestas, each with a term expiring at the annual meeting of stockholders to be held in 2022. Class III consists of Ian Smith and Langley Steinert, each with a term expiring at the Annual Meeting.

At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring. Our Board of Directors has nominated Messrs. Smith and Steinert for election at the Annual Meeting as Class III directors, each to serve until 2023.

Director Qualifications

The following table and biographical descriptions provide information as of April 1, 2020 relating to each director and director nominee, including his or her age and period of service as a director of our company; his or her board of directors committee memberships; his or her business experience during the past five years, including directorships at other public companies; and the other experience, qualifications, attributes or skills that led our Board of Directors to conclude such person should serve as a director of our company:

BOARD OF DIRECTORS
	Steven Conine	Lori Hickok	Stephen Kaufer	Anastasios Parafestas	Greg Schwartz	Ian Smith	Langley Steinert
Skills & Experience
Independent	✓	✓	✓	✓	✓
Additional Board of Directors Experience	✓		✓	✓		✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Online Marketplace Industry	✓		✓		✓		✓
Innovation & Technology	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓
Financial Reporting; Accounting; Taxation		✓		✓
Internet & Media	✓	✓	✓		✓	✓	✓
Finance & Investment Management	✓	✓	✓	✓	✓	✓	✓
Oversight of Data Privacy and Cybersecurity	✓	✓	✓	✓	✓		✓
Audit Committee Financial Expert		✓
Additional Information
Board Class/ Term Ends	Class II 2022	Class I 2021	Class II 2022	Class II 2022	Class I 2021	Class III 2023*	Class III 2023*
Age	47	56	57	64	47	49	56
Tenure	2	2	12	14	2	12	14

    Director NomineeContinuing Director

*	If elected at the 2020 Annual Meeting

The ✓ indicates that the item is a specific qualification, skill or experience that the director or director nominee brings to the Board of Directors. The lack of ✓ for a particular item does not mean that the director or director nominee does not possess that qualification, characteristic, skill or experience. We expect each director to be knowledgeable in several of these areas.

BOARD OF DIRECTORS
Class III Directors to be Elected at 2020 Annual Meeting (term expiring 2023)
Ian Smith Director Since: June 2007 Age: 49

Committees

Compensation – Chair

Key Skills and Experience

Executive Leadership

Additional Board of Directors Experience

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Mr. Smith has served as a member of our Board of Directors since June 2007. Mr. Smith has been a Managing Director at Allen & Company LLC since March 2003, where Mr. Smith focuses on technology companies, providing advice and investment banking services. Mr. Smith currently serves on the board of directors of Aurora Innovation, Inc., a privately held provider of autonomous vehicle technology. Mr. Smith holds a Bachelor of Arts degree from Williams College.

We believe Mr. Smith is qualified to serve as a member of our Board of Directors because of his extensive experience working with and advising technology companies on strategic transactions through his investment banking and investing experience, as well as his insight into financial and investment matters.

Langley Steinert Director Since: March 2006 Chairman Since: September 2017 Age: 56

Key Skills and Experience

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Langley Steinert is our founder and has served as our Chief Executive Officer and a member of our Board of Directors since our inception. Mr. Steinert has served as our Chairman since September 2017 and as our President from June 2015 to February 2019. From February 2000 through February 2006, Mr. Steinert was Chairman and co-founder of TripAdvisor, an online marketplace for travel-related content. Mr. Steinert holds a Master of Business Administration degree from the Tuck School of Business at Dartmouth College and a Bachelor of Arts degree from Georgetown University.

We believe Mr. Steinert is qualified to serve as a member of our Board of Directors because of his extensive experience in the online marketplace industry. As our founder and Chief Executive Officer, we also value his deep understanding of our business as it has evolved over time.

Class I Directors (term expiring 2021)
Lori Hickok Director Since: August 2018 Age: 56

Committees

Audit – Chair

Key Skills and Experience

Independent

Executive Leadership

Innovation & Technology

Strategic Planning

Corporate Governance

Financial Reporting; Accounting; Taxation

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Audit Committee Financial Expert

Ms. Hickok has served as a member of our Board of Directors since August 2018. Ms. Hickok was the Executive Vice President, Chief Financial and Development Officer for Scripps Networks Interactive, Inc. (“Scripps”), a leading developer of engaging lifestyle content in the home, food and travel categories for television, the internet and emerging platforms, from July 2017 until April 2018. Prior to that time, she served as Scripps’s Executive Vice President, Chief Financial Officer from March 2015 until June 2017, and Executive Vice President, Finance from July 2008 until February 2015. Prior to Scripps’s spin off from The E.W. Scripps Company (“E.W. Scripps”) on July 1, 2008, Ms. Hickok also had served six years as E.W. Scripps’s Vice President and Corporate Controller. She first joined E.W. Scripps in 1988, as a financial analyst in the corporate finance department, and held positions as the Chief Analyst for Corporate Development, New Media Operations Controller and Divisional Controller for E.W. Scripps’s former cable television systems division, which merged in 1996 with Comcast Corporation. A certified public accountant, Ms. Hickok received a Bachelor of Science degree in Accounting & Finance from Miami University. Ms. Hickok also serves on the Board of Directors of Second Harvest Food Bank of East Tennessee.

We believe Ms. Hickok is qualified to serve as a member of our Board of Directors because of her extensive finance and accounting background, including as an executive officer at a public company, and her experience as an executive in the media and internet industries.

Greg Schwartz Director Since: March 2018 Age: 47

Committees

Audit

Key Skills and Experience

Independent

Executive Leadership

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Mr. Schwartz has served as a member of our Board of Directors since March 2018. Mr. Schwartz most recently served as the President Media & Marketplaces of Zillow Group, Inc. (“Zillow”), an online real estate marketplace, from June 2018 to December 2019. Prior to that time, Mr. Schwartz served as Zillow’s Chief Business Officer from August 2015 to June 2018, as its Chief Revenue Officer from September 2010 to August 2015 and as its Vice President of Sales from March 2007 to September 2010. Prior to joining Zillow, Mr. Schwartz was Vice President of Advertising Sales at CNNMoney.com, a financial media company, from July 2005 to March 2007. From August 2001 to July 2005, Mr. Schwartz served as National Accounts Director for the Automotive and Finance Properties of Yahoo!, Inc., an online search company. Mr. Schwartz held various positions at DoubleClick, Inc., an online advertising company, from 1998 to 2000, including Director of Business Development. Mr. Schwartz holds a Bachelor of Arts degree in Government from Hamilton College.

We believe Mr. Schwartz is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive in the online marketplace industry and as an executive officer at a public company.

Class II Directors (term expiring 2022)
Steven Conine Director Since: June 2018 Age: 47 Other Public Company Boards: Wayfair Inc.

Committees

Compensation

Key Skills and Experience

Independent

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Mr. Conine has served as a member of our Board of Directors since June 2018. Mr. Conine is the co-founder of Wayfair Inc. (“Wayfair”) and has served as a director of Wayfair since 2002. He previously served as Wayfair’s Chief Technology Officer from 2002 until 2015. Prior to founding Wayfair, Mr. Conine served as Chief Technology Officer for Simplify Mobile Corporation, an enterprise software company he co-founded in 2001, Chief Operating Officer for the London office of iXL Enterprises, Inc. from 1999 to 2000, and Chief Technology Officer of Spinners Incorporated, an IT consulting company he co-founded, from 1995 to 1998. Mr. Conine received a Bachelor of Science degree from Cornell University.

We believe Mr. Conine is qualified to serve as a member of our Board of Directors because of his extensive experience as a co-founder, director and executive in technology and internet marketplaces, as well as serving as an executive and member of the board of directors at a public company.

Stephen Kaufer Director Since: June 2007 Age: 57 Other Public Company Boards: TripAdvisor, Inc.

Committees

Compensation

Key Skills and Experience

Independent

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Mr. Kaufer has served as a member of our Board of Directors since June 2007. He co-founded TripAdvisor, Inc. (“TripAdvisor”), an online marketplace for travel-related content, in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that time. Mr. Kaufer has been a director of TripAdvisor since the completion of its spin-off from Expedia, Inc. in December 2011. Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc. (“CDS”), an independent software vendor specializing in programming and testing tools. Prior to joining CDS, Mr. Kaufer co-founded CenterLine Software in 1985 and served as its Vice President of Engineering until 1998. Mr. Kaufer has served on the boards of several privately held companies, including LiveData, Inc. and GlassDoor, Inc., and currently serves as a member of the board of directors at the Neuroendocrine Tumor Research Foundation. Mr. Kaufer holds a Bachelor of Arts degree from Harvard University.

We believe Mr. Kaufer is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive in the online marketplace industry. Mr. Kaufer also possesses strategic and governance skills gained through his service as an executive and member of the board of directors with several public and private companies.

Anastasios Parafestas Director Since: March 2006 Age: 64

Committees

Audit

Key Skills and Experience

Independent

Executive Leadership

Additional Board of Directors Experience

Innovation & Technology

Strategic Planning

Corporate Governance

Financial Reporting; Accounting; Taxation

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Mr. Parafestas has served as a member of our Board of Directors since March 2006. Mr. Parafestas founded The Bollard Group LLC, an investment advisory firm, and has been the President and Managing Member of it since July 1995, and of its private equity arm, Spinnaker Capital LLC, since March 2000. Mr. Parafestas currently serves as a member of the board of directors of three private companies, including as a member of the audit and compensation committees of one such company. Mr. Parafestas holds a Master of Law in Taxation from Boston University, a Juris Doctor from New England Law | Boston, and a Bachelor of Science degree from Bentley College.

We believe Mr. Parafestas is qualified to serve as a member of our Board of Directors because of his extensive business experience in the areas of investment management, accounting, taxation, and consulting and his years of experience serving as a board member.

There are no family relationships among any of our directors or executive officers.

Corporate Governance Matters

Our Board of Directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Audit Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on the Investor Relations section of our website, https://investors.cargurus.com, at “Governance.” Alternatively, you can request a copy of any of these documents by writing us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The Code of Business Conduct and Ethics is available on our website at https://investors.carugurs.com at “Governance.” Amendments to the Code, and any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

Our Board of Directors has Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which set forth a framework for the conduct of our Board of Directors’ business, provide that:

•	the principal responsibility of the members of our Board of Directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;
•	unless otherwise permitted by the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of our Board of Directors must be independent directors;
•	the independent directors meet at least semi-annually in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;
•	new directors participate in an introductory program and all directors are encouraged to attend director education programs; and

•	at least annually, our Board of Directors and its committees conduct self-evaluations to determine whether they are functioning effectively.

Our Corporate Governance Guidelines are available on our website at https://investors.cargurus.com at “Governance.” Amendments to these Guidelines, and any waivers of its requirements, will be disclosed on our website.

Board of Directors Determination of Independence and Status as a “Controlled Company”

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors determined that each of Ms. Hickok and Messrs. Conine, Kaufer, Parafestas and Schwartz does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable Nasdaq listing requirements and rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including each non-employee director’s direct and beneficial ownership of our capital stock and the transactions involving them described in the section titled “Related Person Transactions.” In particular, our Board of Directors considered the professional relationship between Mr. Parafestas and Mr. Steinert whereby Mr. Parafestas provides tax and investment services to Mr. Steinert and his family members in his and their individual capacities, as well as Mr. Parafestas’ direct and beneficial ownership of our capital stock, but determined that such relationship and ownership do not affect Mr. Parafestas’ independence with respect to his service on our Board of Directors and Audit Committee.

Because Mr. Steinert controls a majority of our outstanding combined voting power, we are a “controlled company” under the corporate governance rules for Nasdaq-listed companies. Under these rules, a company is a controlled company if more than 50% of the combined voting power for the election of directors is held by an individual, group or another company. A controlled company may elect not to comply with certain corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;
•

the compensation committee be composed entirely of directors meeting Nasdaq independence standards applicable to compensation committee members with a written charter addressing the committee’s purpose and responsibilities;

•

the compensation committee be responsible for the hiring and overseeing of persons acting as compensation consultants and be required to consider certain independence factors when engaging such persons; and

•

director nominees either be selected, or recommended for selection by the board of directors, either by “independent directors,” as defined under Nasdaq rules, constituting a majority of the independent directors of the board of directors in a vote in which only independent directors participate, or by a nominating committee comprised solely of independent directors.

We have availed, and intend to continue to avail, ourselves of certain of these exemptions and, for so long as we qualify as a controlled company, we will maintain the option to utilize from time to time some or all of these exemptions. For example, our Compensation Committee does not consist entirely of independent directors, we do not have a nominating committee, and our director nominees are not selected (or recommended for selection by our Board of Directors) in a vote in which only independent directors participate.

Our Class B common stock has ten votes per share and our Class A common stock has one vote per share. Primarily by virtue of his holdings in shares of our Class B common stock, Mr. Steinert is able to exercise voting rights with respect to a majority of the voting power of our outstanding capital stock. Transfers by holders of Class B common stock will generally result in those shares converting into Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of Class B common stock into Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares. In particular, if Mr. Steinert retains a significant portion of his holdings of Class B common stock for an extended period of time, he could, in the future, continue to control a majority of the combined voting power of our outstanding capital stock.

Director Nomination Process

As a controlled company, we do not use solely independent directors or a committee comprised solely of independent directors to evaluate director candidates and select or recommend director nominees for selection by the Board of Directors. The process followed by our Board of Directors to identify and evaluate director candidates may include requests to members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Board of Directors.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees for the Board of Directors, the Board of Directors applies certain criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate’s business experience and skills, independence, character, wisdom, judgment, integrity, ability to make independent analytical inquiries, understanding of our business environment, the ability to commit sufficient time and attention to board activities, and the absence of potential conflicts with our interests. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. In evaluating any director candidate recommended by stockholders, the Board of Directors will apply the same criteria and adhere to the same policies and procedures applicable to the evaluation of candidates proposed by members of our Board of Directors or management.

Our Board of Directors recognizes its responsibility to ensure that nominees for our Board of Directors possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

While our Board of Directors does not have a formal policy with respect to diversity, our Board of Directors is committed to a policy of inclusiveness and will take reasonable steps to ensure that women and candidates from traditionally unrepresented minorities are considered for the pool of candidates from which our director nominees are chosen and will endeavor to include candidates from non-traditional venues. Consistent with this philosophy, since joining our Board of Directors in August 2018, Ms. Hickok has served in a leadership role as Chair of our Audit Committee.

The director biographies on pages 8–11 indicate each director’s experience, qualifications, attributes and skills that led the Board of Directors to conclude that each director should continue to serve as a member of our Board of Directors. Our Board of Directors believes that each director has had substantial achievement in his or her professional and personal pursuits and possesses the background, talents and experience that our Board of Directors desires and that will contribute to the best interests of our company and to long-term stockholder value.

Board of Directors Meetings and Attendance

Our Board of Directors met five times during 2019 and acted by written consent on three occasions. During 2019, each of our directors attended at least 75% of the aggregate number of the meetings of the Board of Directors and the committees on which they served.

Our Corporate Governance Guidelines provide that our directors are invited and encouraged to attend our annual meeting of stockholders. All of the members of our Board of Directors attended our 2019 annual meeting of stockholders.

Board of Directors Leadership Structure

Mr. Steinert, our Chief Executive Officer, is our Chairman. Mr. Steinert has authority, among other things, to call and preside over meetings of our Board of Directors and set meeting agendas. As a result of Mr. Steinert’s extensive history with and knowledge of CarGurus, he is able to provide valuable insight and help ensure that the Board of Directors and management act with a common purpose. The Board of Directors has not appointed a lead independent director. As a result, if Mr. Steinert is not present at a meeting of the Board of Directors, the Board of Directors would appoint one independent director to chair such meeting.

We have a Chair for each committee of our Board of Directors. The Chair of each committee is expected to report annually to our Board of Directors on the activities of the committee for which he or she serves as the Chair. Our Board of Directors delegates substantial responsibilities to the committees, which report their activities and actions back to the Board of Directors. We believe our board and committee leadership structure provides an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance of the participation of management and independent leadership in the proceedings of our Board of Directors.

Executive Sessions

Under our Corporate Governance Guidelines, our non-management directors are required to meet in executive session at least semi-annually to discuss, among other matters, the performance of the Chief Executive Officer. The director who presides at these meetings is a non-management director selected by a majority of the non-management directors. In general, these executive sessions are held on the same date as regularly scheduled meetings of the Board of Directors.

Board of Directors Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee, each of which operates pursuant to a Charter adopted by our Board of Directors. The composition and functioning of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002 and rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”), including those related to our status as a “controlled company.”

The current composition of the committees of our Board of Directors is set forth below. Members serve on these committees until their resignation, removal or as otherwise determined by our Board of Directors.

Audit Committee	Compensation Committee
Lori Hickok – Chair[1]	Ian Smith – Chair
Anastasios Parafestas[2]	Steven Conine
Greg Schwartz[2]	Stephen Kaufer
(1)

Ms. Hickok meets the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and meets Nasdaq financial literacy requirements. In addition, our Board of Directors has determined that Ms. Hickok is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Messrs. Parafestas and Schwartz meet the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and meet Nasdaq financial literacy requirements.

The responsibilities of each of the committees of our Board of Directors is further detailed below.

Audit Committee

The responsibilities of the Audit Committee include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements and internal control over financial reporting;
•	confirming the independence and overseeing the performance of the independent registered public accounting firm;
•	approving the scope, fees, and terms of all audit and permissible non-audit engagements;
•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and any reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement;
•	reviewing reports and communications from the independent registered public accounting firm;
•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	reviewing our policies on risk assessment and risk management;
•	overseeing data privacy, technology and information security risks, including our risk management activities, incident response plans, best practices, and the effectiveness of security measures;
•	reviewing related person transactions;
•

overseeing procedures for the receipt, retention, and treatment of accounting-related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing annually the Audit Committee Charter and the Audit Committee’s performance.

The Audit Committee operates under a written Charter that satisfies the applicable Nasdaq standards and is available on our website at https://investors.cargurus.com at “Governance.” The Audit Committee met four times during 2019.

Compensation Committee

The purpose of the Compensation Committee is, to the extent such tasks are not performed by our full Board of Directors, to oversee our compensation philosophy, policies, plans, and benefit programs and to discharge the responsibilities of our Board of Directors relating to the compensation of our executive officers.

Except to the extent that our full Board of Directors undertakes any responsibility directly, the responsibilities of the Compensation Committee include, among other things:

•	overseeing our compensation philosophy, policies, plans, and benefit programs;
•	reviewing and approving, or making recommendations to our Board of Directors regarding, the compensation of our executive officers;
•

reviewing and approving, and, where appropriate, recommending to our Board of Directors for approval, any material employment agreements, severance arrangements and change in control agreements and provisions for our Chief Executive Officer and other executive officers when and if appropriate, as well as any special supplemental benefits;

•	reviewing annually the Compensation Committee Charter and the Compensation Committee’s performance;
•	preparing the report of the Compensation Committee for inclusion in our annual proxy statement; and
•	administering our equity compensation plans.

Because we are a controlled company under Nasdaq rules, the Compensation Committee is not required to be fully independent. If such rules change in the future or we no longer meet the definition of a controlled company under current rules, we will adjust the composition of the Compensation Committee in order to comply with such rules.

The Compensation Committee operates under a written Charter that satisfies the applicable Nasdaq standards and which is available on our website at https://investors.cargurus.com at “Governance.” The Compensation Committee met four times during 2019.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Board of Directors Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its review of the operations and corporate functions of our company, our Board of Directors addresses the principal risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. As part of this function, the Audit Committee oversees cybersecurity matters and regularly meets with members of management responsible for data privacy, technology and information security risks to discuss these risks, risk management activities, incident response plans, best practices, the effectiveness of our security measures and other related matters.

The Compensation Committee assesses and monitors the extent to which our incentive compensation policies and programs for employees may encourage excessive risk-taking and the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk.

Human Capital Management

Our investment in our greatest asset – our people – is integral to our core values, evidenced by our inclusion of employee engagement, retention and hiring targets as components of both our 2019 and 2020 strategic and organizational initiatives. Our Board of Directors oversees our human capital management efforts as it views building our culture – from employee development and retention to diversity, equity, inclusion and belonging initiatives – as key to driving long-term value for our business and helping to mitigate risks. In February 2020, we hired Andrea Eldridge as our first Chief People Officer to ensure that our employees and culture are prioritized at every level of decision-making. Our Board of Directors appointed Ms. Eldridge to our executive management team in connection with her hiring.

Company Culture and Employee Engagement

Under the oversight of our Board of Directors and leadership of our executive management team, our employees collaborate and innovate relentlessly to improve the experience for both our dealer customers and consumers utilizing our online marketplace. In connection with maximizing our employees’ engagement, which we believe is linked with performance, retention, collaboration, innovation, and development, we conduct an employee engagement survey at least annually to help our management team gain insight into and gauge employees’ feelings, attitudes, and behaviors around working at CarGurus. More than 90% of our employees participated in our 2019 engagement surveys, which gave our employees the opportunity to tell us what we are doing well and what we can improve on. Based on employee feedback, we identified certain company-wide focus areas, including with respect to enhancing our diversity, equity, inclusion and belonging efforts, which we agree is critical to our long-term success.

While we still have much to improve, during 2019 we made significant strides toward fostering a culture that welcomes diversity, promotes equity and inclusivity, and ensures belonging, including by:

•	Hiring our first Diversity, Inclusion & Belonging Program Manager;
•

Establishing an internal Diversity, Inclusion and Belonging advisory team, a cross-functional leadership team focused on driving our collective strategy and providing ongoing thought partnership and support of our efforts to create a more diverse, equitable and inclusive workplace;

•

Launching a number of employee resource groups – including CarGurus Salutes Service, Extra@CarGurus, People of Color@CarGurus and Women@CarGurus – which were formed by our employees to enable employees’ coming together, sharing their voices, commonalities and interests, and furthering diversity, equity, inclusion and belonging efforts;

•	Embedding our commitment to diversity, equity, inclusion and belonging into our new-hire training program;
•	Educating over 90% of our U.S. people managers about unconscious bias and training 100% of our new managers in creating psychologically safe and inclusive teams;
•	Facilitating trainings for our Talent Acquisition team on how to create a more inclusive hiring process;
•	Completing our first inclusion survey and second annual pay equity analysis; and
•	Piloting a women’s mentorship program in which nearly 100 employees participated as mentors or mentees.

Building on the progress we made in 2019 on diversity, equity, inclusion and belonging, we begin 2020 with a strong foundation in place for goal setting, feedback and accountability, and both top-down and bottom-up strategies to achieve these shared objectives.

One of our core values is integrity, which we endeavor to achieve by acting responsibly and considering the impact of our actions on one other, our partners and the world around us. Our Charitable Giving program, established in 2018, highlights our commitment to this core value by supporting our local communities. This program allows our employees to submit nominations for grants to tax-exempt organizations, which are then reviewed by a committee of our employees and awarded to selected charities on a quarterly basis. The amount of donations under our Charitable Giving program increased in 2019 compared to the prior year.

We also believe that it is important to conduct business in an environmentally responsible manner. For example, the building that will house our future headquarters in Boston, Massachusetts will offer cutting edge systems for energy efficiency and sustainability, consistent with a LEED Gold certified building, will be easily accessible by public transportation and will have electric vehicle charging stations and indoor bike racks.

We will continue to invest in our employees, culture and community, and we expect to consider and report on environmental, social and governance factors as they evolve within the Company.

Communicating with the Board of Directors

Our Board of Directors gives appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. The General Counsel is primarily responsible for monitoring communications to our Board of Directors from stockholders and other interested parties and for providing copies or summaries of such communications to members of the Board of Directors as she considers appropriate.

Communications are forwarded to all members of the Board of Directors if they relate to important substantive matters and include suggestions or comments that our General Counsel considers to be important for the members of the Board of Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to: The Board of Directors, c/o Secretary, CarGurus, Inc., 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

Additionally, we have established a confidential process for reporting, investigating and resolving employee and third-party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders and other interested parties may confidentially provide information to our Audit Committee or to one or more of our individual directors by using the confidential and anonymous financial concern hotline that is operated by an independent, third-party service. Within the United States and Canada, the ethics hotline can be reached by telephone, toll-free, at 1-877-325-9953 or worldwide via the internet at https://www.whistleblowerservices.com/CARG/.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers who are not also directors, as of April 1, 2020, is set forth below.

Name	Age	Positions(s)
Samuel Zales	56	Chief Operating Officer and President
Jason Trevisan	45	Chief Financial Officer, Treasurer and President, International
Thomas Caputo	46	Chief Product Officer
Andrea Eldridge	45	Chief People Officer
Kyle Lomeli	41	Chief Technology Officer
Kathleen Patton	53	General Counsel and Secretary
Sarah Welch	47	Chief Marketing Officer

Samuel Zales. Samuel Zales has served as our Chief Operating Officer since September 2017 and as our President since February 2019. Mr. Zales also served as our Chief Revenue Officer from December 2015 to September 2017 and as our President of Dealer Operations and International from November 2014 to December 2015. Prior to joining CarGurus, from January 2014 to October 2014, Mr. Zales was Executive Vice President of Zeta Interactive, a marketing software company that acquired ClickSquared, Inc. (“ClickSquared”), in January 2014. From March 2013 to January 2014, Mr. Zales was Chief Executive Officer of ClickSquared, a marketing software company. Prior to ClickSquared, Mr. Zales was a consultant to multiple technology and software companies and served on the boards of four venture-backed companies. From October 2008 to November 2011, Mr. Zales was President of Zoom Information, Inc. (“ZoomInfo”), a software-as-a-service company, where he led day-to-day operations and oversaw the company’s growth strategy into the marketing services and sales intelligence arenas. Prior to ZoomInfo, from January 2007 to October 2008, Mr. Zales was Chief Executive Officer of BuyerZone.com LLC (“BuyerZone”), a division of Reed Business Information, a business unit of Reed Elsevier PLC, which acquired BuyerZone in January 2007. From November 1999 to January 2007, Mr. Zales was President and Chief Executive Officer of BuyerZone, an online marketplace for business purchasing, which he led to its acquisition by Reed Business Information. Mr. Zales holds a Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Arts degree from Dartmouth College.

Jason Trevisan. Jason Trevisan has served as our Chief Financial Officer since September 2015, as our Treasurer since July 2016 and as our President, International since January 2020. Prior to joining CarGurus, Mr. Trevisan was a General Partner with Polaris Partners (“Polaris”), a venture capital firm, from September 2003 to August 2015. While at Polaris, Mr. Trevisan led investments in and served as a director of numerous consumer internet and software companies including LegalZoom, PartsSource, Shoedazzle, and The Roberts Group. Prior to joining Polaris, from September 1999 to June 2001, Mr. Trevisan held management roles in Analytics and Client Services at aQuantive, a digital marketing service and technology company, which was acquired by Microsoft in 2007. Earlier in his career, from July 1996 to August 1999, he served as a consultant with Bain & Company. Mr. Trevisan received a Master of Business Administration degree from the Tuck School of Business at Dartmouth College and a Bachelor of Arts degree from Duke University.

Thomas Caputo. Thomas Caputo has served as our Chief Product Officer since February 2019. Mr. Caputo also served as our Senior Vice President of Product from January 2017 to February 2019. Prior to joining CarGurus, from July 2012 to January 2017, Mr. Caputo served as the Chief Product Officer at Fiksu Inc. (“Fiksu”), a mobile marketing company. Prior to Fiksu, from January 2011 to August 2012, Mr. Caputo was Vice President of Product Management at [x+1] Inc. (“[x+1]”), a digital marketing company, which was acquired by Rocket Fuel Inc. in August 2014. Prior to joining [x+1], from October 2007 to January 2011, Mr. Caputo served as Vice President at Advanced Technology Ventures (“ATV”), a venture capital firm. Prior to joining ATV, from August 2003 to October 2007, Mr. Caputo served as a Group Product Manager at Microsoft Corporation. Mr. Caputo holds a Master of Science degree from Stanford University, a Master of Business Administration degree from Stanford University Graduate School of Business and a Bachelor of Arts degree from Dartmouth College.

Andrea Eldridge. Andrea Eldridge has served as our Chief People Officer since February 2020. Prior to joining CarGurus, from October 2018 to November 2019, Ms. Eldridge served as Senior Vice President, Talent & Employee Experience for Cengage Learning, Inc. (“Cengage”), an educational content and technology company. Prior to joining Cengage, from February 2006 to February 2018, Ms. Eldridge held various positions in talent, marketing and general management at Ahold USA, a subsidiary of Ahold Delhaize, a global grocery retailing group. Ms. Eldridge holds a Bachelor of Arts degree from Wellesley College.

Kyle Lomeli. Kyle Lomeli has served as our Chief Technology Officer since February 2019. Mr. Lomeli served as our Senior Vice President of Engineering from August 2018 to February 2019, as our Vice President of Dealer Solutions from January 2016 to August 2018, as a Director of Engineering from August 2013 to January 2016, and as a Senior Software Architect from April 2008 to August 2013. Prior to joining CarGurus, from August 2002 to April 2008, Mr. Lomeli served as a Lead Security Developer for Intralinks, Inc., a global technology provider of inter-enterprise content management and collaboration solutions. Mr. Lomeli holds a Master of Science degree from Boston University and a Bachelor of Arts and Sciences degree from Oberlin College.

Kathleen Patton. Kathleen Patton has served as our General Counsel since February 2019 and our Secretary since September 2017. Ms. Patton also served as our Senior Vice President, General Counsel from August 2017 to February 2019. Ms. Patton previously served as the Senior Vice President, General Counsel, and Secretary of Demandware, Inc. (“Demandware”), a provider of enterprise-class cloud commerce solutions for retailers and branded manufacturers, from June 2015 until August 2016 and as Demandware’s Associate General Counsel from April 2012 until June 2015. From June 2010 until March 2012, Ms. Patton was Associate General Counsel at Stream Global Services, Inc. (“Stream”), a business process outsource service provider specializing in customer relationship management. Prior to joining Stream, Ms. Patton worked in law firms, as the Director of Practice Development at Brown Rudnick LLP, the Practice Director at Day Pitney LLP, a corporate partner and associate at McDermott, Will & Emery LLP and an associate at Walter, Conston, Alexander & Green, P.C. Ms. Patton holds a Juris Doctor degree from Georgetown University Law Center and a Bachelor of Arts degree from Dartmouth College.

Sarah Welch. Sarah Welch has served as our Chief Marketing Officer since February 2019. Ms. Welch also served as our Senior Vice President of Consumer Marketing from February 2016 to February 2019. Prior to joining CarGurus, from August 2011 to January 2016, Ms. Welch was Chief Marketing Officer and General Manager, Consumer at Gazelle, Inc. (“Gazelle”), a consumer electronics marketplace where she oversaw the end-to-end consumer experience including all aspects of marketing, product management, customer care, and direct-to-consumer sales. Prior to Gazelle, from January 2005 to July 2011, Ms. Welch held various positions at TripAdvisor, an online marketplace for travel-related content. Her roles at TripAdvisor included Vice President of the TripAdvisor Media Group from July 2009 to August 2011, Vice President of Marketing from March 2008 to July 2009, and Director from January 2005 to March 2008. Ms. Welch holds a Master of Business Administration degree from Stanford University Graduate School of Business and a Bachelor of Arts degree from Brown University.

AUDIT COMMITTEE REPORT

The report of the Audit Committee is not considered to be “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee has reviewed (i) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019, (ii) management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, and (iii) the report from Ernst & Young, the Company’s independent registered public accounting firm, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019. The Audit Committee has met with representatives of Ernst & Young, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

The Company’s management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management in accordance with standards of the Public Company Accounting Oversight Board (the “PCAOB”), expresses an opinion as to such financial statements and issues a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB, in Rule 3200T.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB requiring independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from the Company.

Based on these discussions and the Company’s review of the representations and information provided by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

By the Audit Committee of the Board of Directors of CarGurus, Inc.

Lori Hickok (Chair)

Anastasios Parafestas

Greg Schwartz

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive officers during the year ended December 31, 2019. During 2019, these individuals were:

•	Langley Steinert, our founder, Chief Executive Officer and Chairman;
•	Samuel Zales, our Chief Operating Officer and President;
•	Jason Trevisan, our Chief Financial Officer, Treasurer and President, International;
•	Kyle Lomeli, our Chief Technology Officer; and
•	Sarah Welch, our Chief Marketing Officer.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our “Named Executive Officers.”

Executive Summary

We are a global, online automotive marketplace connecting buyers and sellers of new and used cars. Using proprietary technology, search algorithms, and innovative data analytics, we believe we are building the world’s most trusted and transparent automotive marketplace and creating a differentiated automotive search experience for consumers. Our trusted marketplace empowers users with unbiased third-party validation on pricing and dealer reputation as well as other information that aids them in finding Great Deals from Top-Rated Dealers. Our selection of car listings provides the largest number of car listings available on any of the major U.S. online automotive marketplaces. In addition to the United States, we operate online marketplaces under the CarGurus brand in Canada, the United Kingdom, Germany, Italy and Spain. In the United States and the United Kingdom, we also operate the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

2019 Executive Compensation Highlights

Consistent with our performance and compensation objectives, the Compensation Committee took the following actions relating to the compensation of our Named Executive Officers for 2019:

•

CEO Total Compensation Mix – At Mr. Steinert’s request, to demonstrate his confidence in the Company and further align his interests with those of our stockholders, reduced Mr. Steinert’s annual base salary to $50,000 and eliminated his eligibility to receive an annual cash incentive award for his 2019 performance. As a result, approximately 98% of Mr. Steinert’s target total direct compensation for 2019 was equity-based in the form of a restricted stock unit (“RSU”) award subject to time-based vesting.

•

Base Salary – Reduced our CEO’s annual base salary to $50,000, and either maintained existing annual base salary or approved increases of less than 20% to promote retention or in recognition of promotions, as applicable, for our other Named Executive Officers.

•

Cash Incentive Awards – Made annual cash incentive award payments, which, represented approximately 110% of the target annual cash incentive award opportunity for each of our Named Executive Officers for the full year based on our actual achievement against pre-established performance objectives, except for our CEO who did not receive an annual cash incentive award for 2019.

•

RSU Awards – Granted time-based RSU awards that may be settled in shares of our Class A common stock, subject to vesting over four years. Each of our Named Executive Officers received (i) an initial RSU award for retention purposes and (ii) with the exception of Mr. Steinert, an additional RSU award as an additional retention incentive or in the case of Mr. Lomeli, in connection with his promotion to Chief Technology Officer.

2019 Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2019:

What We Do:

•

Annual Executive Compensation Review. The Compensation Committee annually reviews and approves our compensation strategy, including, as applicable, a review of our compensation peer group used for comparative purposes.

•

Compensation Risk Oversight. The Compensation Committee reviews the extent to which our incentive compensation policies and programs may encourage excessive risk-taking. At least annually, the Compensation Committee also reviews the relationship between our risk management policies and practices and compensation, and evaluates alternative compensation policies and practices that could mitigate any such risk.

•

Utilize Independent Compensation Advisor. Pursuant to its Charter, the Compensation Committee has sole authority to engage outside compensation consultants or other advisors to assist the committee in carrying out its duties. With respect to 2019 executive compensation, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, as its compensation consultant. Except as described below under “Compensation-Setting Process – Role of Compensation Consultant,” Compensia performed no consulting or other services for us in 2019. Based on its review, the Compensation Committee has determined that Compensia is independent and does not have other relationships with us that would impair its independence.

•

Compensation At Risk. Our executive compensation program is designed so that a significant portion of the cash incentive compensation of our executive officers, including our Named Executive Officers, is “at risk” based on corporate performance, and all of their RSU awards are “at risk” based on continued employment through applicable vesting dates.

•

Equity-Based Compensation. A significant portion of the total compensation we pay to our executive officers, including our Named Executive Officers, is in the form of equity-based compensation, which we believe aligns the interests of our executive officers and stockholders. In particular, for 2019 approximately 98% of our CEO’s total compensation was in the form of an RSU award subject to time-based vesting.

•

“Double Trigger” Change of Control Provisions in Executive Equity Awards. Our current form of RSU award agreement with our executive officers, including our Named Executive Officers, provides for acceleration of unvested RSUs under such award solely in the event of a qualifying termination of employment within 12 months following a Change of Control (as defined in the Company’s Omnibus Incentive Compensation Plan (the “2017 Plan”)). None of our Named Executive Officers is entitled to “single trigger” acceleration of any outstanding equity awards; however, certain of our other executive officers have RSUs granted under each of the 2017 Plan and the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”), which vest upon a Change of Control (as defined in the 2017 Plan) or a Transaction (as defined in the 2015 Plan), as applicable. See “Potential Payments upon Termination of Employment or Change in Control” below for the definitions of “Change of Control” under the 2017 Plan and “Transaction” under the 2015 Plan.

•

Health or Welfare Benefits. Our executive officers, including our Named Executive Officers, participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•

Exchange Act Rule 10b5-1 Plan Sales. We maintain an internal policy that prohibits our executive officers from buying or selling any shares of our Class A common stock in the open market outside of a pre-approved Exchange Act Rule 10b5-1 plan, regardless of whether or not they are in possession of material, nonpublic information.

What We Don’t Do:

•

No Retirement Plans Other than Standard Plans Offered to Employees. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers, including our Named Executive Officers.

•

Limited Perquisites. Except as described below in “Perquisites and Other Personal Benefits,” our executive officers, including our Named Executive Officers, are eligible to receive the same minimal perquisites and other benefits as our other full-time employees.

•

No Change-of-Control-Related Tax Gross-Ups. We do not provide any tax gross-ups that may arise due to the application of Sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Code”) to our executive officers, including our Named Executive Officers.

•

No Cash Severance Payments for Executives Arising Solely as a Result of a Change of Control. Our agreements with our executive officers, including our Named Executive Officers, do not provide for any cash payments or other benefits that arise solely as a result of a change of control of the Company.

•

Hedging and Pledging Prohibitions. Our Insider Trading Policy prohibits our non-employee directors, executive officers, and certain other persons from entering into hedging or monetization transactions or similar arrangements with respect to our securities without prior approval from our General Counsel.

Stockholder Advisory Vote on Named Executive Officer Compensation

At the Annual Meeting, we will be conducting our first non-binding stockholder advisory vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). This Say-on-Pay vote provides stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to advise on any specific element of our compensation programs, but rather on the overall compensation of our Named Executive Officers and the philosophies, policies and practices described in this Proxy Statement.

At our 2019 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, a frequency of every year for casting advisory votes regarding our executive compensation. After considering the vote of stockholders on the matter, as well as our general compensation philosophy, we adopted an annual frequency for holding the Say-on-Pay vote.

Compensation Philosophy and Objectives

We believe in providing a competitive total compensation package to our executive officers, including our Named Executive Officers, through a combination of annual base salary, annual cash incentive award opportunities, equity awards and broad-based health and welfare benefit plans. Our executive compensation program is designed to achieve the following objectives:

•	attract, motivate and retain executive officers of outstanding ability and potential;
•	reward the achievement of key performance measures; and
•	ensure that executive compensation is meaningfully related to the creation of stockholder value.

We believe that our executive compensation program should generally include short-term and long-term elements, including cash and equity compensation, and should reward consistent performance that meets or exceeds expectations. We evaluate the compensation provided to our executive officers to ensure it remains competitive relative to compensation paid by companies of similar size and geographic location operating in our industry, taking into account our relative performance, our financial and strategic objectives, and the performance of the individual executive.

Executive Compensation Design

The compensation arrangements for our executive officers, including our Named Executive Officers, consist of annual base salary, annual cash incentive award opportunities, long-term incentive compensation opportunities in the form of equity awards and certain broad-based employee health and welfare benefits. The key component of our executive compensation program continues to be equity compensation. Historically, we have emphasized the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create sustainable value for our stockholders. At this time, our principal equity incentive vehicle is time-based RSU awards that may be settled in shares of our Class A common stock as they are earned.

We believe that RSU awards that may be settled in shares of our Class A common stock offer our executive officers a valuable long-term incentive that aligns their interests with the long-term interests of our stockholders. Going forward, as we deem appropriate, we may introduce other forms of stock-based compensation awards into our executive compensation program to offer our executive officers additional types of equity incentives that further this objective.

We also offer cash compensation in the form of annual base salaries and annual cash incentive award opportunities. Typically, we have structured our annual cash incentive award opportunities to focus on the achievement of specific short-term financial and strategic objectives that will further our longer-term growth objectives.

We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, the Compensation Committee reviews each element of executive compensation separately and also takes into consideration the value of each executive officer’s target total direct compensation opportunity (the sum of annual base salary, annual cash incentive award opportunity and equity awards) as a whole, and its relative size in comparison to our other executive officers. The Compensation

Committee also considers amounts realizable from prior compensation awarded to each executive officer, including equity that is nearly- or fully-vested, when setting each individual’s target total direct compensation opportunity for the fiscal year.

The Compensation Committee reviews our executive compensation program at least annually. As part of this review process, the Compensation Committee considers whether our overall compensation philosophy is aligned with the interests of our stockholders while considering the compensation levels needed to ensure that our executive compensation program remains reasonable and competitive. In addition, the Compensation Committee considers our ability to achieve our retention objectives and the potential cost of replacing executive officers.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers, including our Named Executive Officers, subject to any approval of our Board of Directors that the Compensation Committee determines to be desirable or is required by applicable law or Nasdaq listing standards. Specifically, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity compensation plans and reviews and approves (or makes recommendations to the Board of Directors regarding) the compensation of our executive officers.

Role of our Chief Executive Officer

Each year, our CEO evaluates the performance of our executive officers and makes recommendations to the Compensation Committee with respect to annual base salary adjustments, target annual cash incentive award opportunities, actual award payments, and equity awards for each executive officer, including our Named Executive Officers (other than himself). While the Compensation Committee takes these recommendations into consideration in its deliberations, it exercises its own independent judgment in approving the executive compensation of our executive officers.

Role of Compensation Consultant

The Compensation Committee has the authority under its Charter to engage the services of a compensation consultant to assist it in carrying out its responsibilities. We initially retained Compensia in 2017 prior to the establishment of the Compensation Committee to evaluate our executive compensation as compared to similar newly public companies and to assist in the development of our post- initial public offering (“IPO”) compensation program for the non-employee members of our Board of Directors. At such time, Compensia also helped us develop an initial compensation peer group and then conducted a market analysis of the total compensation of certain executive officers from these peer companies.

With respect to 2018 executive compensation, the Compensation Committee did not engage a compensation consultant but considered the competitive market analysis conducted by Compensia in 2017, as described above, in the course of its deliberations. The Compensation Committee also considered market information available through the proxy statements of peer companies as reference points in making certain executive compensation decisions for 2018 consistent with the Company’s compensation philosophy.

In 2019, the Compensation Committee formally retained Compensia to assist it in developing and overseeing the Company’s executive compensation program. Pursuant to this engagement, Compensia reviewed our existing compensation peer group, which had not changed since 2017, and recommended an updated set of companies. Following the Compensation Committee’s approval of our revised compensation peer group, Compensia provided the Compensation Committee with compensation data and an updated market analysis for similarly-situated executive officers at these peer companies. Compensia also provided consulting services to the Company on an ad hoc basis regarding equity compensation matters and assisted with the development of the “Compensation Discussion and Analysis” section of the Company’s 2019 Proxy Statement.

Compensia maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, the Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards, and concluded that no conflict of interest has arisen with respect to the work that Compensia performs for the Compensation Committee.

Competitive Positioning

As described above, in 2019, having considered the analysis and advice provided by Compensia, the Compensation Committee replaced our existing compensation peer group with the following set of peers, consisting of 20 publicly traded companies, for purposes of reviewing and considering our executive officers’ 2019 base salaries, target annual cash incentive award opportunities and annual equity awards. The Compensation Committee believed that the revised compensation peer group more accurately reflected the

Company’s post-IPO growth and updated market positioning. This group consisted of technology companies that the Compensation Committee determined operate within our industry, compete with us for talent, or are located in the same general geographic area. Other factors considered include comparable revenues, market capitalization and projected revenue growth.

The following companies were chosen by the Compensation Committee in February 2019 as our compensation peer group:

Alarm.com Holdings	HubSpot	Pegasystems	Varonis Systems
Carbonite	LendingTree	Qualys	Wayfair
Cars.com	LogMeIn	Rapid7	Yelp
Etsy	New Relic	TripAdvisor	Yext
GrubHub	Paylocity Holding	TrueCar	Zillow Group

The Compensation Committee considered both Compensia’s market analysis and compensation data drawn internally from publicly-available proxy statements for this compensation peer group as reference points for its 2019 executive compensation decisions. While the Compensation Committee takes into account peer company compensation practices, the Compensation Committee uses this information as one of many factors in its deliberations on compensation matters and does not set compensation levels to meet specific percentiles.

The Compensation Committee reviews the compensation data drawn from a compensation peer group, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the compensation levels of our executive officers compare to the competitive market. As part of this evaluation, the Compensation Committee also reviews the performance measures and performance goals generally used within the competitive market to reward performance.

Management and the Compensation Committee strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our executive officers, including our Named Executive Officers.

Elements of Executive Compensation

The compensation program for our executive officers, including our Named Executive Officers, consists of three principal components:

•	annual base salary;
•	annual cash incentive awards; and
•	long-term incentive compensation in the form of time-based RSU awards that are settled in shares of our Class A common stock.

The following charts illustrate the composition of the 2019 total direct compensation for our Chief Executive Officer and for our other Named Executive Officers in aggregate as comprised of annual base salary, annual cash incentive award opportunities and long-term incentive compensation in the form of equity awards. These compensation elements are considered to be performance-based, or “at-risk”, with the exception of base salary.

(1)

Consists of Mr. Steinert’s 2019 annualized base salary and the grant date fair value of RSUs granted in 2019. At his request, the Compensation Committee eliminated Mr. Steinert’s eligibility to receive any annual cash incentive award for 2019.

(2)

For our Named Executive Officers other than Mr. Steinert, consists of these individuals’ average 2019 annualized base salaries, annual cash incentive awards paid for 2019 performance and the grant date fair values of RSUs granted in 2019.

Base Salary

Annual base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use annual base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, the Compensation Committee reviews the annual base salaries of our executive officers, including our Named Executive Officers, at the beginning of each year and at that time establishes the annual base salary for that fiscal year as it determines to be necessary or appropriate. Typically, the Compensation Committee sets annual base salaries of our executive officers at levels that it believes are competitive with current market practices with reference to our compensation peer group (other than our CEO whose annual base salary is intentionally set lower than current market practices) after taking into consideration each individual executive officer’s role, his or her responsibilities, qualifications, experience, past performance and expected future contributions, his or her prior annual base salary with the Company and the annual base salary levels of our other executive officers (other than our CEO). The Compensation Committee does not apply specific formulas to determine annual base salary amounts.

In February 2019, the Compensation Committee reviewed the annual base salary of each of our executive officers, including our Named Executive Officers. The Compensation Committee considered Compensia’s competitive market analysis, including a comparison of our Named Executive Officers’ annual base salaries to those of executives holding comparable positions at the companies in our compensation peer group, as well as its own assessment of our 2018 performance and the other factors described above. The Compensation Committee also considered the promotions of Mr. Lomeli and Ms. Welch to Chief Technology Officer and Chief Marketing Officer, respectively. Based on this review, the Compensation Committee determined that it was appropriate to adjust the annual base salaries of our Named Executive Officers for 2019 as follows:

Named Executive Officer	2018 Base Salary	2019 Base Salary(1)	Percentage Increase
Mr. Steinert(2)	$325,000	$50,000	–
Mr. Zales	$380,000	$380,000	–
Mr. Trevisan	$360,000	$380,000	5.6%
Mr. Lomeli	$260,000	$305,000	17.3%
Ms. Welch	$260,000	$300,000	15.4%
(1)	These annual base salaries were effective as of January 1, 2019.
(2)

At Mr. Steinert’s request, to demonstrate his confidence in the Company and further align his interests with those of our stockholders, the Compensation Committee reduced Mr. Steinert’s annual base salary to $50,000 for 2019.

The actual base salaries paid to our Named Executive Officers in 2019 are set forth in the “Summary Compensation Table” below.

Cash Incentive Awards

In 2019, we provided our executive officers, including our Named Executive Officers other than our CEO, with the opportunity to earn cash incentive awards to encourage the achievement of our corporate performance objectives and to reward those individuals who significantly impact our corporate results based on the objectives set forth in our annual operating plan. The Compensation Committee determines and approves cash incentive award decisions for our executive officers.

In February 2018, the Compensation Committee approved the CarGurus, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), providing an opportunity for certain of our salaried employees, including our Named Executive Officers, to earn annual cash incentive awards, as described below. Pursuant to the Annual Incentive Plan, each participant is eligible to receive a cash incentive award for the relevant fiscal year based on our level of achievement of one or more pre-established business and financial performance goals and the participant’s individual performance goals, if applicable, during such fiscal year. The amount actually paid to a participant could be more or less than his or her target award, depending on the extent to which applicable performance goals were satisfied. Participants, including our Named Executive Officers, will not receive a payout for any performance measure that fails to achieve threshold level criteria.

In February 2019, the Compensation Committee established the 2019 performance measures and related target performance levels, as well as the corresponding weighting for each measure, for our executive officers, including our Named Executive Officers other than our CEO, under the Annual Incentive Plan (the “2019 Annual Incentive Plan”).

Target Cash Incentive Award Opportunities

Under the Annual Incentive Plan, each participant’s actual annual cash incentive award is calculated, in part, by reference to a target annual cash incentive award opportunity based on either a percentage of his or her annual base salary for the fiscal year or a specified dollar amount, in each case as determined, in the case of our executive officers, by the Compensation Committee. To set the target annual cash incentive award opportunities of our Named Executive Officers for 2019, the Compensation Committee considered Compensia’s competitive market analysis, including a comparison of our Named Executive Officers’ target cash incentive award opportunities to those executives holding comparable positions at the companies in our compensation peer group, as well as its own assessment of our 2018 performance and the other factors described in “Elements of Executive Compensation – Base Salary” above. In February 2019, the Compensation Committee determined to set the target annual cash incentive award opportunities of our Named Executive Officers for 2019 as follows:

Named Executive Officer	Target Cash Incentive Award Opportunity	Target Cash Incentive Award Opportunity (as a percentage of annual base salary)	Percentage Increase from 2018 Target Cash Incentive Award Opportunity
Mr. Steinert(1)	–	–	–
Mr. Zales	$230,000	61%	0%
Mr. Trevisan	$230,000	61%	44%
Mr. Lomeli	$150,000	49%	50%
Ms. Welch	$200,000	67%	100%
(1)

At Mr. Steinert’s request, to demonstrate his confidence in the Company and further align his interests with those of our stockholders, the Compensation Committee eliminated Mr. Steinert’s eligibility to receive an annual cash incentive award for his 2019 performance.

The amount actually paid to a participant could be more or less than his or her target annual cash incentive award, depending on the extent to which applicable performance goals were satisfied. For 2019, the Compensation Committee also provided that annual incentive awards for such year would be paid to our executive officers in two installments rather than in one lump sum, whereby (i) 40% of each executive officer’s target annual cash incentive award opportunity would be made in an initial lump sum payment following completion of our second fiscal quarter of 2019 (the “First Half 2019 Payment”), and (ii) the remainder of each executive officer’s full-year annual cash incentive award would be paid in a lump sum payment following the end of the 2019 fiscal year based on the Compensation Committee’s evaluation of our actual performance as measured against the achievement of the pre-established corporate and individual performance goals.

Corporate Strategic and Organizational Goals

Our Board of Directors approves annual strategic and organizational initiatives for the Company, which the Compensation Committee utilizes as the business performance goals upon which annual cash incentive award payments are based. The 2019 strategic initiatives involved monthly recurring revenue improvement, scaling of our consumer financing offering and peer-to-peer platform, brand awareness and connection growth, and international expansion. The 2019 organizational initiatives involved activities related to employee engagement and retention, as well as scaling our engineering team. Each of these initiative categories involved one or more quantitative and qualitative metrics as established by our management that had to be successfully completed for that portion of the initiative to be considered achieved. For 2019, the threshold, target, and maximum performance levels for the number of strategic and organizational initiatives achieved and the corresponding payout levels on a sliding scale under the 2019 Annual Incentive Plan were established as follows:

Performance Measure	Performance Level	Payout Percentage
Strategic and Organizational Initiatives	Threshold (25%)(1)	50%
	Target (63%)	100%
	Maximum (100%)	150%
(1)	There is no payout under the strategic and organizational initiatives performance measure for performance that does not meet the threshold level criteria.

Corporate Financial Performance Goals

In addition, the Compensation Committee selected annual revenue and adjusted earnings before interest and taxes (“EBIT”), a non-U.S. generally accepted accounting principles (“GAAP”) financial measure, as the financial performance measurements for the fiscal year. For 2019, the threshold, target, and maximum performance levels for annual revenue and adjusted EBIT, as set forth in our annual operating plan, and the corresponding payout levels on a sliding scale for achievement of such measures under the 2019 Annual Incentive Plan, were established as follows:

Performance Measure	Performance Level	Payout Percentage
Annual Revenue	Threshold (95%)(1)	50%
	Target (99%)	100%
	Maximum (105%)	200%

Adjusted EBIT	Threshold (95%)(1)	85%
	Target (98%)	100%
	Maximum (110%)	160%
(1)	There is no payout under either the annual revenue or adjusted EBIT performance measures for performance that does not meet the applicable threshold level criteria.

We calculate “adjusted EBIT” as GAAP net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, other income, net, and the provision for (benefit from) income taxes.

The Compensation Committee determined that, for purposes of the 2019 Annual Incentive Plan, these corporate financial measures were the most appropriate performance measures to use in determining cash incentive awards because, in its view, they were the best indicators of our successful execution of our annual operating plan. Thus, the threshold performance levels for these corporate performance goals were the minimum performance levels that had to be achieved before participants could earn any annual cash incentive awards relating to this metric. If the threshold performance goal for a particular measure was not achieved, then no award payments would be made under the 2019 Annual Incentive Plan with respect to such measure.

The above-referenced performance objectives should not be interpreted as a prediction of how we will perform in future periods. As described above, the purpose of these objectives was to establish a method for determining the payment of annual cash incentive compensation in 2019. You are cautioned not to rely on these performance goals as a prediction of our future performance.

Individual Performance Goals

For purposes of the 2019 Annual Incentive Plan, the Compensation Committee authorized our CEO to establish one or more individual performance goals for each executive officer, including each other Named Executive Officer, as part of his or her annual cash incentive award opportunity. As part of our annual performance evaluation process, our CEO, after consultation with each executive officer, established his or her performance goals for the fiscal year. These performance goals were not intended to be formulaic, but rather to serve as the framework upon which our CEO could evaluate the executive officer’s overall performance. Such performance goals were established with reference to each individual executive officer’s position or function within the Company and included operational metrics that could reflect corporate or departmental goals or could include specific operational goals with respect to his or her area of responsibility. These performance goals also included the demonstration of leadership and effective decision-making, effective communication, promotion of our strategic and organizational initiatives and values, and commitment to excellence and work ethic and could include more specific objectives for the executive officer, such as the successful completion of major projects and organization capability building.

For our executive officers other than our CEO in 2019, the Compensation Committee established performance ratings for the individual performance goals achieved and the corresponding payout levels under the 2019 Annual Incentive Plan as follows:

Performance Measure	Performance Rating	Payout Percentage
Individual Performance Goals	Unsatisfactory	0%
	Fair	25%
	Strong	125%
	Leading	165%
	Outstanding	200%

Our executive officers other than our CEO were subject to reviews conducted by their respective direct managers at the conclusion of the 2019 fiscal year, as well as “360” reviews during the course of the fiscal year that included feedback from their direct manager, peers and subordinates, to evaluate their performance for the 2019 fiscal year. These evaluations were the basis for the assessment of their performance rating against the pre-established individual performance goals.

Elimination of Departmental Hiring Target Goal

The Compensation Committee initially approved a “departmental hiring target” goal as one of the components of the 2019 Annual Incentive Plan. In the course of monitoring such goal during 2019, management identified administrative difficulties with accurately measuring this metric’s achievement. As a result, in December 2019 the Compensation Committee eliminated the departmental hiring target component of the 2019 Annual Incentive Plan and reallocated the goal’s weighting for our executive officers to other plan components, as discussed further below.

Weighting of Performance Goals

In February 2019, in connection with establishing the corporate performance goals for the fiscal year, the Compensation Committee also determined the relative weighting for our executive officers (other than our CEO) with respect to the business and financial performance goals and the individual performance goals. These weightings initially varied for the executive officers based on the individual executive officer’s department within our organization. In December 2019, in connection with the Compensation Committee’s elimination of the departmental hiring target component from the 2019 Annual Incentive Plan, the Compensation Committee reallocated these weightings so that all executive officers fell under a single weighting scale.

For purposes of the 2019 Annual Incentive Plan, the revised weighting of the performance goals for our executive officers, including our Named Executive Officers other than our CEO, was as follows:

Performance Goal	Weighting
Strategic and Organizational Initiatives	35%
Annual Revenue	30%
Adjusted EBIT	5%
Individual Performance Goals	30%

2019 Annual Incentive Award Results

In June 2019, the Compensation Committee approved the following First Half 2019 Payments for our Named Executive Officers (other than our CEO):

Named Executive Officer	Target Annual Cash Incentive Award for First Half of 2019	Actual Cash Incentive Award Payment for First Half of 2019 (40% of Annual Target Award)
Mr. Steinert(1)	–	–
Mr. Zales	$115,000	$92,000
Mr. Trevisan	$115,000	$92,000
Mr. Lomeli	$75,000	$60,000
Ms. Welch	$100,000	$80,000
(1)

At Mr. Steinert’s request, to demonstrate his confidence in the Company and further align his interests with those of our stockholders, the Compensation Committee eliminated Mr. Steinert’s eligibility to receive an annual cash incentive award for his 2019 performance.

In February 2020, the Compensation Committee determined the total amounts to be paid to our executive officers, including our Named Executive Officers other than our CEO, under the 2019 Annual Incentive Plan based on our actual performance for the year with respect to each corporate performance goal and each executive officer’s individual performance against his or her distinct performance goals. For 2019, the actual results against the targets set for the corporate components under the 2019 Annual Incentive Plan were as follows:

Performance Measure	Achievement Percentage or Rating	Payout Percentage
Strategic and Organizational Initiatives	52%	86%
Annual Revenue	100.5%	115%
Adjusted EBIT	122%	160%
Individual Performance Goals	Strong(1)	125%

(1)	Performance rating for each Named Executive Officer (other than our CEO) based on the 2019 performance reviews conducted for such individual.

As a result, the target annual cash incentive award opportunities and the actual cash incentive award payments made to our Named Executive Officers (other than our CEO) for 2019 were as follows.

Named Executive Officer	Target Annual Cash Incentive Award	First Half of 2019 Payment	Second Half of 2019 Payment	Total Annual Cash Incentive Award	Percentage of Target Annual Cash Incentive Award Actually Paid
Mr. Steinert(1)	–	–	–	–	–
Mr. Zales	$230,000	$92,000	$161,334	$253,334	110%
Mr. Trevisan	$230,000	$92,000	$161,334	$253,334	110%
Mr. Lomeli	$150,000	$60,000	$105,218	$165,218	110%
Ms. Welch	$200,000	$80,000	$140,290	$220,290	110%
(1)

At Mr. Steinert’s request, to demonstrate his confidence in the Company and further align his interests with those of our stockholders, the Compensation Committee eliminated Mr. Steinert’s eligibility to receive an annual cash incentive award for his 2019 performance.

The annual cash incentive award payments made to our Named Executive Officers for 2019 are set forth in the “Summary Compensation Table” below.

Long-Term Incentive Compensation

Currently, we use RSU awards with time-based vesting requirements to retain, motivate and reward our executive officers, including our Named Executive Officers, for long-term increases in the value of our Class A common stock and, thereby, to align their interests with those of our stockholders. Because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to incentivize and retain our executive officers using fewer shares of our Class A common stock than would be necessary if we issued options to purchase shares of our Class A common stock to provide equity to our executive officers. In addition, because the value of these RSU awards increases with any increase in the value of the underlying shares of Class A common stock, the awards also provide incentives to our executive officers that are aligned with the interests of our stockholders.

Typically, the size and form of the equity awards granted to our executive officers are determined in the discretion of the Compensation Committee at a level that it believes is competitive with current market practices (with reference to our compensation peer group) and after taking into consideration each individual executive officer’s role and the scope of his or her responsibilities, qualifications, experience, past performance and expected future contributions, his or her current equity holdings and the potential equity awards to be granted to our other executive officers.

For its consideration of the size and form of equity awards to issue to executive officers in  2019, the Compensation Committee considered Compensia’s competitive market analysis, including a review of equity awards granted to executives holding comparable positions at the companies in our compensation peer group, as well as its own assessment of our 2018 performance and the other factors described in “Elements of Executive Compensation – Base Salary” above. The Compensation Committee also determined that it was advisable to grant to each of our Named Executive Officers other than Mr. Steinert an additional RSU award either as an additional retention incentive or in the case of Mr. Lomeli, in connection with his promotion to Chief Technology Officer. Based on this review, the Compensation Committee approved the grant of RSU awards in February 2019 to our Named Executive Officers as follows:

Named Executive Officer	RSU Award (number of shares)	RSU Award (grant date fair value)(1)
Mr. Steinert	64,221(2)	$2,622,786
Mr. Zales	62,854(2)	$2,566,957
	71,053(3)	$2,901,805
Mr. Trevisan	57,389(2)	$2,343,767
	71,053(3)	$2,901,805
Mr. Lomeli	40,992(2)	$1,651,158
	95,648(4)	$3,852,701
Ms. Welch	43,725(2)	$1,785,729
	46,457(3)	$1,897,304

(1)

The amounts reported represent the grant date fair value of the RSU awards, as computed in accordance with the Financial Accounting Standard Board’s ASC Topic 718 (“FASB ASC Topic 718”), which excludes the impact of estimated forfeitures related to service-based vesting conditions, reflects the accounting cost for the equity awards, and does not correspond to the actual economic value that may be received by our Named Executive Officers from the equity awards.

(2)

Annual retention award, vesting as follows: 6.25% of the RSUs subject to the award vests on the date that is three months following the vesting commencement date of January 1, 2019 and 6.25% of the RSUs subject to the award vests on the last day of each three-month period thereafter until the fourth anniversary of the vesting commencement date, contingent upon such Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(3)

One-time retention award, vesting as follows: 50% of the RSUs subject to the award vests on the two-year anniversary of the vesting commencement date of January 1, 2019 and the remaining 50% on the fourth anniversary of the vesting commencement date, contingent upon such Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(4)

One-time promotion award in connection with Mr. Lomeli’s promotion to Chief Technology Officer, vesting as follows: 50% of the RSUs subject to the award vests on the two-year anniversary of the vesting commencement date of January 1, 2019, 25% on the third anniversary of the vesting commencement date and the remaining 25% on the fourth anniversary of the vesting commencement date, contingent upon Mr. Lomeli remaining continuously employed by us through each applicable vesting date.

Upon vesting, all of the RSU awards presented in the table above will be settled by issuing the number of shares of our Class A common stock that have vested on such date. In addition, as described above, all such RSU awards provide for acceleration of vesting in the event the executive officer’s employment is terminated by us without cause or by the executive officer for good reason within 12 months following a qualifying change of control of the Company.

The equity awards granted to our Named Executive Officers in 2019 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below.

Welfare and Health Benefits

We have established a broad-based tax-qualified savings plan under Section 401(k) of the Code for our eligible U.S. employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we match contributions made to the plan by our employees as follows: 50% of an employee’s calendar-year contributions, up to a maximum of the lesser of (i) 6% of the employee’s base salary, bonus, and commissions paid during the period or (ii) $5,000. Mandatory matching contributions may be subject to vesting based on an employee’s start date and length of service. Employees can designate the investment of their Section 401(k) accounts into a broad range of mutual funds. We do not allow investment in our common stock through the Section 401(k) plan. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, our executive officers, including our Named Executive Officers, are eligible to receive the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include health and dependent care, flexible spending accounts, medical, dental and vision benefits, business travel insurance, an employee assistance program, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, primary and secondary caregiver leave, an employee sabbatical program, an online subscription to the Headspace meditation application, a premium Care.com membership with an emergency backup care benefit, daily catered lunches, and health club, commuter and parking benefits.

In structuring our employee benefit programs, we seek to provide an aggregate level of benefits that are competitive with those provided by similar companies, compliant with applicable laws and practices and affordable to our employees. We adjust these programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.

Perquisites and Other Personal Benefits

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes. During 2019, we provided Messrs. Steinert and Trevisan with a supplemental shared commuting benefit to and from our offices in Cambridge on a limited basis to allow them to more efficiently use commuting hours for business purposes. The amounts associated with this benefit, which were reviewed by the Compensation Committee, are reflected in the “Summary Compensation Table” below.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits for our executive officers will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements

We have entered into employment offer letters with each of our executive officers. For a summary of the material terms and conditions of our employment arrangements with our Named Executive Officers, see “Executive Employment Arrangements” below.

Post-Employment Compensation Arrangements

The employment offer letters with certain of our executive officers provide for certain protections in the event of their termination of employment under specified circumstances. We believe that these protections were necessary to induce these individuals to forego other opportunities or leave their then-current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these arrangements continue to serve our executive retention objectives by helping these executive officers maintain continued focus and dedication to their responsibility to maximize stockholder value.

For a summary of the material terms and conditions of the post-employment arrangements with our Named Executive Officers, see “Executive Employment Arrangements” below. For an estimate of the value of payments and benefits that our Named Executive Officers would have been eligible to receive if a hypothetical change of control or other trigger event had occurred on December 31, 2019, see “Potential Payments upon Termination of Employment or Change in Control” below.

Other Compensation Policies

Hedging and Pledging Policy

Our Insider Trading Policy prohibits our directors, executive officers, and certain other persons as may be designated from engaging in short sales of our securities, buying or selling puts or calls or other derivative securities on our securities or entering into hedging or monetization transactions or similar arrangements with respect to our securities without prior approval from our General Counsel. In addition, our Insider Trading Policy prohibits our directors, executive officers, and certain other persons as may be designated from holding our securities in a margin account or pledging our securities as collateral for a loan without prior approval from our General Counsel.

Exchange Act Rule 10b5-1 Sales Plans Policy

Certain of our directors and our executive officers have adopted written plans, known as Rule 10b5-1 plans, pursuant to which they contracted with a broker to sell shares of our Class A common stock on a periodic basis. Pursuant to these Rule 10b5-1 plans, a broker executes trades subject to parameters established by the director or executive officer upon entering into the plan, without further direction from the director or executive officer. Our directors and executive officers may only enter into such a plan at a time when we are not in a “blackout period” under our Insider Trading Policy and when the director or executive officer entering into the plan is not otherwise aware of material, nonpublic information. We also require a sixty-day cooling-off period before trades may commence under a new plan. Once the plan is in place, the director or executive officer may amend or terminate the plan only in limited circumstances. We maintain an internal policy that prohibits each executive officer from buying or selling any shares of our Class A common stock in the open market outside of a Rule 10b5-1 plan, regardless of whether he or she is in possession of material, nonpublic information.

Tax and Accounting Considerations

Deductibility of Executive Compensation

In determining executive compensation, the Compensation Committee considers the possible income tax consequences to the Company and to our executive officers. To maintain maximum flexibility in designing our executive compensation program, the Compensation Committee, while considering tax deductibility as one factor in determining compensation, does not limit compensation to those levels or types of compensation that are intended to be deductible.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to their chief executive officer, chief financial officer, and other executive officers whose compensation is or has previously been required to be disclosed to our stockholders under the Exchange Act because they are or have previously been identified as our most highly-compensated executive officers. As a result of a transition rule applicable to newly-public companies, the Section 162(m) deduction limit generally does not apply to compensation paid pursuant to an arrangement that was in existence prior to our initial public offering and disclosed in our public filings, such as RSU awards and stock options granted to our Named Executive Officers. While proposed regulations relating to Section 162(m), as amended in connection with the Tax Cut and Jobs Act of 2017, issued on December 20, 2019 preserve this transition rule for companies that became public before December 20, 2019, final guidance and regulations have not yet been issued, so no assurance can be given that the transition rule for newly-public companies will continue to be available.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible. From time to time, the Compensation Committee may approve compensation for our Named Executive Officers that does not comply with an exemption from the deduction limit when it believes that such compensation is consistent with the goals of our executive compensation program and in the best interests of the Company and our stockholders. Therefore, the Compensation Committee may approve base salaries and other compensation awards for our executive officers that may not be fully deductible because of the deduction limit of Section 162(m).

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board of Directors, including options to purchase shares of our Class A common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our stock-based compensation awards in our income statements over the period that an employee or director is required to render service in exchange for a stock option or other award.

Executive Compensation

Summary Compensation Table

The following table presents for the fiscal years ended December 31, 2019, 2018 and 2017, the compensation paid or awarded to, or earned by, our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Langley Steinert	2019	50,000	—	2,622,786	—	7,325(2)	2,680,111
Chief Executive Officer and Chairman	2018	325,000	—	1,882,989	485,225(3)	—	2,693,214
	2017	325,000	325,000(4)	—	—	—	650,000

Samuel Zales	2019	380,000	—	5,468,762	253,334(5)	5,000(6)	6,107,096
Chief Operating Officer and President	2018	380,000	—	1,614,000	356,000(3)	5,000(6)	2,355,500
	2017	370,000	250,000(4)	—	—	2,500(6)	622,500

Jason Trevisan	2019	380,000	—	5,245,571	253,334(5)	12,325(7)	5,891,230
Chief Financial Officer, Treasurer and President, International	2018	360,000	—	1,614,000	248,000(3)	5,000(6)	2,227,000
	2017	350,000	180,000(4)	—	—	2,500(6)	532,500

Kyle Lomeli(8)	2019	305,000	—	5,503,859	165,218(5)	5,000(6)	5,979,077
Chief Technology Officer	2018	—	—	—	—	—	—
	2017	—	—	—	—	—	—

Sarah Welch(8)	2019	300,000	—	3,683,033	220,290(5)	5,000(6)	4,208,323
Chief Marketing Officer	2018	—	—	—	—	—	—
	2017	—	—	—	—	—	—
(1)

Represents the aggregate grant date fair value of the RSU award based on the closing price of our Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. See Notes 2 and 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 14, 2020 for the assumptions regarding the valuation of these equity awards.

(2)	Represents the amount attributable to Mr. Steinert for his use of a limited supplemental shared commuting benefit.
(3)

Represents a cash incentive award under the Annual Incentive Plan for 2018 determined by the Compensation Committee based on our achievement of certain business and financial performance goals and the individual Named Executive Officer’s performance goals, of which 40% of the target amount was paid in August 2018 and the remainder of which was paid in February 2019.

(4)

Represents a discretionary cash bonus award earned as a result of our performance in 2017 paid in 2018. The discretionary bonus award was made in the sole discretion of our Board of Directors, taking into account company and individual performance.

(5)

Represents a cash incentive award under the 2019 Annual Incentive Plan determined by the Compensation Committee based on our achievement of certain business and financial performance goals and the individual Named Executive Officer’s performance goals, of which 40% of the target amount was paid in June 2019 and the remainder of which was paid in February 2020.

(6)	Represents the Company’s Section 401(k) matching contributions.
(7)	Consists of (i) $7,325 attributable to Mr. Trevisan for his use of a limited supplemental shared commuting benefit and (ii) $5,000 for the Company’s annual Section 401(k) matching contribution.
(8)	Mr. Lomeli and Ms. Welch were not previously Named Executive Officers. Accordingly, this Summary Compensation Table only sets forth their 2019 compensation information.

Grants of Plan-Based Awards Table

The following table presents, for each of our Named Executive Officers, information concerning each grant of a cash or equity award made during the fiscal year ended December 31, 2019.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Threshold) ($)(1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Target) ($)(1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Maximum) ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Langley Steinert	02/06/2019	—	—	—	64,221	—	—	2,622,786

Samuel Zales	02/06/2019	—	—	—	62,854	—	—	2,566,957
	02/06/2019	—	—	—	71,053	—	—	2,901,805
	—	84,525	230,000	404,800	—	—	—	—
Jason Trevisan	02/06/2019	—	—	—	57,389	—	—	2,343,767
	02/06/2019	—	—	—	71,053	—	—	2,901,805
	—	84,525	230,000	404,800	—	—	—	—

Kyle Lomeli	02/06/2019	—	—	—	40,992	—	—	1,651,158
	02/06/2019	—	—	—	95,648	—	—	3,852,701
	—	55,125	150,000	264,000	—	—	—	—
Sarah Welch	02/06/2019	—	—	—	43,725	—	—	1,785,729
	02/06/2019	—	—	—	46,457	—	—	1,897,304
	—	73,500	200,000	352,000	—	—	—	—
(1)

The amounts reported in the “Threshold” sub-column reflect the minimum payment level of non-equity incentive plan compensation for each of the Named Executive Officers assuming a threshold level of performance under the 2019 Annual Incentive Plan. The amounts reported in the “Maximum” sub-column reflect that for 2019, the program provided each Named Executive Officer with the potential to earn a maximum of 176% of the target bonus opportunity. The design and operation of the 2019 Annual Incentive Plan are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. Non-equity incentive plan awards actually paid by us for services rendered in 2019 are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)

Represents the aggregate grant date fair value of the RSU award based on the closing price of our Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. See Notes 2 and 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 14, 2020 for the assumptions regarding the valuation of these equity awards.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our Named Executive Officers, information regarding outstanding equity awards held as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: marker or payout value of unearned shares, units or other rights that have not vested ($)
Langley Steinert	—	—	—	—	—	32,813(2)	1,154,361	—	—
	—	—	—	—	—	52,180(3)	1,835,692	—	—
Samuel Zales	67,782	—	—	0.16	12/10/2024	—	—	—	—
	353,564	—	—	0.16	12/10/2024	—	—	—	—
	—	—	—	—	—	28,125(2)	989,438	—	—
	—	—	—	—	—	51,069(3)	1,796,607	—	—
	—	—	—	—	—	71,053(4)	2,499,645	—	—
Jason Trevisan	—	—	—	—	—	28,125(2)	989,438	—	—
	—	—	—	—	—	46,629(3)	1,640,408	—	—
	—	—	—	—	—	71,053(4)	2,499,645	—	—
Kyle Lomeli	9,400	—	—	6.78	10/15/2025	—	—	—	—
	18,800	—	—	6.78	10/15/2025	—	—	—	—
	—	—	—	—	—	5,147(2)	181,071	—	—
	—	—	—	—	—	7,594(2)	267,157	—	—
	—	—	—	—	—	6,480(5)	227,966	—	—
	—	—	—	—	—	33,306(3)	1,171,705	—	—
	—	—	—	—	—	95,648(6)	3,364,897	—	—
Sarah Welch	—	—	—	—	—	5,500(7)	193,490	—	—
	—	—	—	—	—	11,000(8)	386,980	—	—
	—	—	—	—	—	11,250(2)	395,775	—	—
	—	—	—	—	—	35,527(3)	1,249,840	—	—
	—	—	—	—	—	46,457(4)	1,634,357	—	—
(1)

The market price for our Class A common stock is based on $35.18 per share, the closing price of our Class A common stock on December 31, 2019, the last trading day of 2019. Our Class B common stock is valued the same as our Class A common stock.

(2)

6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2018 and 6.25% of the shares subject to the award will vest (or vested, as applicable) on the last day of each three-month period thereafter until January 1, 2022, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(3)

6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2019 and 6.25% of the shares subject to the award will vest (or vested, as applicable) on the last day of each three-month period thereafter until January 1, 2023, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(4)

50% of the shares of our Class A common stock subject to this RSU award will vest on January 1, 2021 and the remaining 50% of the shares subject to the award will vest on January 1, 2023, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(5)

6.25% of the shares of our Class A common stock subject to this RSU award vested on November 1, 2018 and 6.25% of the shares subject to the award will vest (or vested, as applicable) on the last day of each three-month period thereafter until August 1, 2022, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(6)

50% of the shares of our Class A common stock subject to this RSU award will vest on January 1, 2021, 25% of the shares subject to the award will vest on January 1, 2022 and the remaining 25% of the shares subject to the award will vest on January 1, 2023, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(7)

25% of the shares of our Class A common stock subject to this RSU award vested on February 22, 2017 and 6.25% of the shares subject to the award will vest (or vested, as applicable) on the last day of each three-month period thereafter until February 22, 2020, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(8)

25% of the shares of our Class B common stock subject to this RSU award vested on February 22, 2017 and 6.25% of the shares subject to the award will vest (or vested, as applicable) on the last day of each three-month period thereafter until February 22, 2020, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date. Each share of our Class B common stock is convertible into one share of our Class A common stock at the holder’s election.

Option Exercises and Stock Vested Table

The following table presents, for each of our Named Executive Officers, the number of shares of our Class A common stock acquired upon the exercise of stock options and vesting of RSU awards during the fiscal year ended December 31, 2019, and the aggregate value realized upon the exercise or vesting of such awards.

Name	Option Awards – number of shares acquired on exercise (#)(1)	Option Awards – value realized on exercise ($)(2)	Stock Awards – number of shares acquired on vesting (#)(3)	Stock Awards – value realized on vesting ($)(4)
Langley Steinert	—	—	26,624	942,447
Samuel Zales	207,000	7,507,949	24,285	860,038
Jason Trevisan	—	—	127,120	4,614,719
Kyle Lomeli	—	—	15,705	564,564
Sarah Welch	—	—	79,198	2,943,264
(1)

The amounts reported in this column represent the gross number of shares of our Class A common stock acquired upon the exercise of vested options without taking into account any shares that may have been withheld or sold to cover the option exercise price or applicable tax withholding obligations.

(2)

The amounts reported in this column represent the taxable income recognized upon the exercise of vested stock options calculated by multiplying (i) the number of shares of our Class A common stock acquired upon exercise by (ii) the difference between the market price of our Class A common stock at exercise and the exercise price of the options.

(3)

The amounts reported in this column represent the gross number of shares of our Class A common stock acquired upon the vesting of RSU awards without taking into account any shares that may have been withheld to satisfy applicable tax withholding obligations.

(4)

The amounts reported in this column represent the taxable income recognized upon the vesting of RSU awards calculated by multiplying the gross number of RSUs vested by the closing price of our Class A common stock on the vesting date or, if the vesting occurred on a day on which Nasdaq was closed for trading, the prior trading day.

Potential Payments upon Termination of Employment or Change in Control

The following table sets forth the potential (estimated) payments and benefits to which our Named Executive Officers would have been entitled, as specified under their respective employment offer letter or equity award agreement, as applicable, assuming an employment termination date of December 31, 2019, on which the market price for our Class A common stock was $35.18 per share.

Name and Benefit	Termination w/o Cause ($)	Resignation for Good Reason ($)	Change in Control ($)	Termination w/o Cause or for Good Reason in connection with Change in Control ($)
Langley Steinert
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)	—	—	—	2,990,054(1)
Health & Benefits	—	—	—	—
Other	—	—	—	—

Total Estimated Value	—	—	—	2,990,054

Samuel Zales
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)	—	—	—	5,285,689(1)
Health & Benefits	—	—	—	—
Other(2)	100,000	—	—	100,000

Total Estimated Value	100,000	—	—	5,385,689

Jason Trevisan
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)	—	—	—	5,129,490(1)
Health & Benefits	—	—	—	—
Other(2)	100,000	100,000	—	100,000

Total Estimated Value	100,000	100,000	—	5,229,490

Kyle Lomeli
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)	—	—	—	4,536,602(1)
Health & Benefits	—	—	—	—
Other	—	—	—	—

Total Estimated Value	—	—	—	4,536,602

Sarah Welch
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)	—	—	290,235(3)	3,279,972(1)
Health & Benefits	—	—	—	—
Other	—	—	—	—

Total Estimated Value	—	—	290,235	3,279,972

(1)

Our current form of RSU award agreement with our executive officers, including each of our Named Executive Officers, provides for full acceleration of unvested RSUs under such award in the event such officer is terminated by us without Cause or by him or her for Good Reason (each, as defined in the Company’s standard RSU award agreement for executive officers, the form of which has been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017 Plan). A Change of Control under the 2017 Plan generally occurs if: (i) a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities; (ii) we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent; (iii) we merge into another entity and the members of the board of directors prior to the merger would not constitute a majority of the board of directors of the merged entity or its parent; (iv) we sell or dispose of all or substantially all of our assets; (v) our stockholders approve a plan of complete liquidation or dissolution; or (vi) a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

(2)	Represents a lump-sum cash severance payment.
(3)

Under Ms. Welch’s employment offer letter, if a Transaction (as defined in the 2015 Plan) occurs during her employment and before February 22, 2020, 50% of the unvested portion of the RSUs granted to her in connection with her employment offer letter (see “Executive Employment Arrangements” below) that are not vested will accelerate and become fully vested. A Transaction under the 2015 Plan generally occurs in connection with: (i) the acquisition by a person or entity of more than 50% of our combined voting power; (ii) a consummated merger or consolidation as a result of which our stockholders do not own, immediately after the event, shares entitled to more than 50% of the voting power of the surviving corporation; (iii) a sale or other disposition of all or substantially of our assets; or (iv) the dissolution or liquidation of the Company.

Executive Employment Arrangements

We have entered into employment offer letters with each of our Named Executive Officers. These agreements provide for “at-will” employment and generally include the Named Executive Officer’s initial annual base salary, an indication of eligibility for an annual performance-based bonus opportunity, an equity award recommendation, and, as applicable, certain severance and change of control payments and benefits. These employment arrangements are described below.

Langley Steinert

The employment offer letter with Mr. Steinert, effective March 17, 2006, memorializes the terms of Mr. Steinert’s position as our Chief Executive Officer. The terms provide that Mr. Steinert is entitled to an annual base salary, which may be adjusted on an annual basis, and participation in our benefit programs. In connection with his commencement of employment, Mr. Steinert entered into a non-disclosure, development and non-competition agreement, which provides that at all times during his employment and thereafter, Mr. Steinert will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Steinert’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Steinert’s termination of employment, Mr. Steinert cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Samuel Zales

The employment offer letter with Mr. Zales, dated October 24, 2014, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. Upon execution of the employment offer letter, Mr. Zales received a $50,000 sign-on bonus, which would have been subject to repayment upon a voluntary termination within 12 months following Mr. Zales’s employment start date. Mr. Zales is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Zales was awarded an option to purchase 265,066 shares of Class A common stock and 530,132 shares of Class B common stock (the “Zales Option”), pursuant to the terms of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The shares of common stock underlying the Zales Option were subject to service-based vesting over four years and, as a result, are now vested. Prior to the satisfaction of the service-based vesting condition, the shares underlying the Zales Option were subject to full acceleration in connection with a change of control of the Company.

Mr. Zales is entitled to participate in all employee benefit programs made available to other company employees, including, but not limited to, health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate Mr. Zales’ employment without cause, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he is entitled to a severance payment of $100,000, which will be paid in a lump sum on Mr. Zales’s last day of employment with us. If Mr. Zales’ employment is terminated for any reason, Mr. Zales will have 90 days to exercise the remaining vested options under the Zales Option.

The employment offer letter requires that Mr. Zales comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Zales’ employment and thereafter, Mr. Zales will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Zales’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Zales’s termination of employment, Mr. Zales cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Jason Trevisan

The employment offer letter with Mr. Trevisan, dated August 10, 2015, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. In connection with the commencement of his employment, Mr. Trevisan received a $50,000 sign-on bonus, which would have been subject to repayment if Mr. Trevisan’s employment terminated within 12 months following his employment start date. Mr. Trevisan is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Trevisan was awarded 553,986 RSUs (the “Trevisan RSU Award”) under the 2015 Plan, which could be settled for 184,662 shares of Class A common stock and 369,324 shares of Class B common stock, subject to service-based vesting over four years and liquidity event-based vesting, each of which have been satisfied and, as a result, all shares under the Trevisan RSU Award are now vested. Prior to the satisfaction of the service-based vesting condition, the units underlying the Trevisan RSU Award were subject to (i) full acceleration in connection with a Transaction (as defined in the 2015 Plan) and (ii) acceleration of any units that would otherwise have vested during the 12-month period following his termination date if we had terminated Mr. Trevisan’s employment without cause or Mr. Trevisan had terminated his employment for good reason.

Mr. Trevisan is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate his employment for cause, we will pay Mr. Trevisan his accrued compensation and benefits through the date of termination. If Mr. Trevisan terminates his employment for any reason, we will pay him his accrued compensation and benefits through the date of termination.

If we terminate Mr. Trevisan’s employment without cause, or Mr. Trevisan terminates his employment for good reason, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he will be entitled to a severance payment of $100,000, which will be paid in a lump sum within 60 days following his termination of employment.

Pursuant to the terms of the employment offer letter: (1) “cause” is generally defined as a finding by our Board of Directors that Mr. Trevisan has: (i) materially breached the offer letter, which breach has not been remedied within 30 days following written notice to him; (ii) engaged in disloyalty to our company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii) disclosed trade secrets or confidential information of our company to persons not entitled to receive such information; (iv) breached the nondisclosure, developments, and non-competition agreement that he entered into in connection with the commencement of his employment; or (v) engaged in such other behavior detrimental to the interests of our company as our Board of Directors reasonably determines; and (2) “good reason” is generally defined as the occurrence of any of the following events, without Mr. Trevisan’s consent: (i) a material diminution in his title, responsibilities, authority, or duties; (ii) a material diminution of his base salary or target annual discretionary bonus, except for across-the-board reductions based on our company’s financial performance similarly affecting all or substantially all senior management employees; (iii) a material change in the principal geographic location at which he provides services to our company (with the exception of travel related to his duties); or (iv) our company’s material breach of the offer letter; provided that Mr. Trevisan notifies us within 30 days of the occurrence of the condition constituting good reason, he cooperates with us to cure the condition for a period of not less than 30 days following the notice, and, if we fail to cure the condition following our cure period, he terminates his employment within 30 days following the end of the cure period.

The employment offer letter requires that Mr. Trevisan comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Trevisan’s employment and thereafter, he will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Trevisan’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Trevisan’s termination of employment, Mr. Trevisan cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Kyle Lomeli

The employment offer letter with Mr. Lomeli, dated March 7, 2008, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. Mr. Lomeli is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Lomeli was awarded an option (the “Lomeli Option”) to purchase 56,536 shares of Class A common stock, pursuant to the terms of the 2006 Plan. The shares of common stock underlying the Lomeli Option were subject to service-based vesting over four years and, as a result, are now vested. Prior to the satisfaction of the service-based vesting condition, the shares underlying the Lomeli Option were subject to full acceleration in connection with a change of control of the Company.

Mr. Lomeli is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

The employment offer letter requires that Mr. Lomeli comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Lomeli’s employment and thereafter, Mr. Lomeli will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Lomeli’s employment, and for the two-year period (subject to certain extensions in the event of a breach) after Mr. Lomeli’s termination of employment, Mr. Lomeli cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Sarah Welch

The employment offer letter with Ms. Welch, dated December 29, 2015, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. In connection with the commencement of her employment, Ms. Welch received a $37,500 sign-on bonus, which would have been subject to (i) full repayment if Ms. Welch’s employment terminated within three months following her employment start date and (ii) prorated repayment based on the number of months of service if Ms. Welch’s employment terminated within nine months following such initial three-month period. Ms. Welch is also eligible to receive a discretionary annual bonus.

In connection with the commencement of her employment, Ms. Welch was awarded 264,000 RSUs (the “Welch RSU Award”) under the 2015 Plan, which could be settled for 88,000 shares of Class A common stock and 176,000 shares of Class B common stock, subject to service-based vesting over four years and liquidity event-based vesting, each of which have been satisfied and, as a result, all shares under the Welch RSU Award are now vested. Prior to the satisfaction of the service-based vesting condition, the units underlying the Welch RSU Award were subject to full acceleration in connection with a Transaction (as defined in the 2015 Plan).

Ms. Welch is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

The employment offer letter requires that Ms. Welch comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Ms. Welch’s employment and thereafter, she will maintain the confidentiality of all confidential information obtained by her as a result of her employment and assign to the Company all inventions relating to her employment with the Company. In addition, during the term of Ms. Welch’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Ms. Welch’s termination of employment, Ms. Welch cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Steinert, our CEO, to the annual total compensation of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

We identified the median employee using a consistently applied compensation measure, total target annual cash compensation, which consists of (i) annualized base salary and (ii) short-term incentive target cash compensation (i.e., annual cash incentive award target or annual sales commission target, as applicable) for all of our 921 active employees as of December 31, 2019, excluding our CEO. Compensation data for our employees outside the United States was converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider factors including historic and forecasted rates. We did not make any cost of living adjustments. We identified employees within $100 of the median total target annual cash compensation amount for 2019 and selected the employee from that group whose department within CarGurus was largest. We annualized the compensation of all newly-hired and part-time employees in 2019. Other than our CEO, we included all of our employees and those of our consolidated subsidiaries as of December 31, 2019, whether employed on a full-time or part-time basis. We selected December 31, 2019 as the date as of which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

For 2019, the annual total compensation of our CEO was $2,680,111, as set forth in the “Summary Compensation Table” above, approximately 98% of such amount was equity-based in the form of an RSU award subject to time-based vesting. The total target annual cash compensation of the employee identified at the median of all of our employees (other than our CEO) was $111,986. The resulting ratio of our CEO’s annual total compensation to the median employee’s total target annual cash compensation is approximately 24:1.

After identifying the median employee, we calculated that employee’s actual 2019 compensation utilizing the same methodology reflected in the “Summary Compensation Table” above. Based on such calculation, the median employee’s total actual annual compensation was $175,692, which amount is inclusive of the individual’s annual base salary, actual short-term incentive cash payment and the grant date fair value of RSUs awarded to the individual during the fiscal year. The resulting ratio of our CEO’s annual total compensation to the median employee’s total actual annual compensation is approximately 15:1.

Director Compensation

During 2019, we compensated our non-employee directors for their service as directors. Accordingly, Mr. Steinert, our Chief Executive Officer and Chairman, did not receive any additional compensation for his service as a director.

The Compensation Committee periodically reviews the compensation of our non-employee directors and, as applicable, makes recommendations to the Board of Directors for its consideration of changes to our non-employee director compensation program. The Compensation Committee compares the compensation of our Board of Directors to compensation paid to non-employee directors of our compensation peer group. The Compensation Committee also considers the responsibilities we ask from the members of our Board of Directors along with the amount of time required to perform those responsibilities.

Cash Compensation

We have established a cash and equity compensation program for our non-employee directors in consideration of their service on our Board of Directors and committees of the Board of Directors.

The cash compensation approved by the Board of Directors is as follows:

Annual Base Compensation for Non-Employee Directors	$35,000
Additional Compensation for Audit Committee Chair	$20,000
Additional Compensation for Compensation Committee Chair	$12,000
Additional Compensation for Audit Committee Member (not Chair)	$9,000
Additional Compensation for Compensation Committee Member (not Chair)	$5,000

The payments described above are payable in full on or promptly after the date of the annual meeting of stockholders for service during the fiscal year. When a director joins the Board of Directors or a committee or accepts another position on the Board of Directors, such director will receive pro-rata cash compensation based on his or her expected service during the fiscal year.

Each member of our Board of Directors is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending board meetings and meetings for any committee on which he or she serves.

Equity Compensation

Pursuant to our non-employee director compensation program, for service during the fiscal year each non-employee director is eligible to receive an annual grant of RSUs on our standard form of RSU agreement for non-employee directors, pursuant to the 2017 Plan and subject to Board of Directors approval (the “Annual Director Grant”). Each Annual Director Grant is granted on or promptly after the date of our annual meeting of stockholders; provided that if a new non-employee director joins our Board of Directors on a date other than the date of such annual meeting, the Annual Director Grant is granted on or promptly after the director’s commencement of service. The number of RSUs subject to the Annual Director Grant is determined based on dividing $150,000 by the closing price of the Class A common stock on Nasdaq on the grant date; provided that if a new non-employee director joins our Board of Directors on a date other than the annual meeting date, the value of RSUs is prorated for the director’s expected service for the remainder of the fiscal year.  The RSUs under the Annual Director Grant are subject to a service-based vesting requirement, vesting in full on the first anniversary of such grant. Accordingly, for 2019, on May 7, 2019, our Board of Directors granted to each of Ms. Hickok and Messrs. Conine, Kaufer, Parafestas, Schwartz and Smith an RSU award of 3,745 shares of our Class A common stock.

The following table sets forth information regarding the compensation of non-employee directors who served on our Board of Directors in 2019:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Steven Conine	40,000	149,987	189,987
Lori Hickok	55,000	149,987	204,987
Stephen Kaufer	40,000	149,987	189,987
Anastasios Parafestas	44,000	149,987	193,987
Greg Schwartz	44,000	149,987	193,987
Ian Smith	47,000	149,987	196,987
(1)

The amounts reported in this column reflect prorated amounts for the portion of the year served as a member of our Board of Directors and/or as a member of the Audit Committee or Compensation Committee.

(2)

The amount reported in this column represents the aggregate grant date fair value of the RSU award based on the closing price of our Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. See Notes 2 and 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 14, 2020 for the assumptions regarding the valuation of these equity awards.

(3)	As of December 31, 2019, our non-employee directors held the following aggregate number of shares under unvested RSU awards:

Name	Aggregate Number of Shares Underlying 2019 Stock Awards
Steven Conine	3,745
Lori Hickok	3,745
Stephen Kaufer	3,745
Anastasios Parafestas	3,745
Greg Schwartz	3,745
Ian Smith	3,745

COMPENSATION COMMITTEE REPORT

The report of the Compensation Committee is not considered to be “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019.

By the Compensation Committee of the Board of Directors of CarGurus, Inc.

Ian Smith (Chair)

Steven Conine

Stephen Kaufer

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2019, to which we were a party and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Related Person Transactions

Third Amended and Restated Investors’ Rights Agreement

We are party to a third amended and restated investors’ rights agreement, dated August 23, 2016, which provides, among other things, that certain holders of our capital stock, including Argonaut 22 LLC*, Langley Steinert, Stephen Kaufer, and Ian Smith, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

*Spinnaker Capital LLC is the Managing Member of Argonaut 22 LLC, and Anastasios Parafestas is the Sole Manager and Member of Spinnaker Capital LLC.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction.

If advance review and approval is not practicable, the Chair of the Audit Committee will review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, notifying the Audit Committee at its next meeting. If we become aware that a related person transaction has not been approved under the policy, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The Audit Committee may approve or ratify the transaction if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The policy also provides that any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	whether the transaction would impair the independence of an otherwise independent director or nominee for director;
•	whether the transaction is undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose, timing, and the potential benefits to us, of the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transaction, among others, does not create a material direct or indirect interest on behalf of related persons and, therefore, is not a related person transaction for purposes of our policy: interests arising solely from the related person’s position as an employee (other than an executive officer) or director of another entity that is a participant in the transaction, when (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity and (b) the amount involved in the transaction equals less than the greater of $1.0 million or 2% of the annual total annual revenue of the other entity that is a party to the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 6, 2020, with respect to the beneficial ownership of our common stock by:

•	each of our Named Executive Officers;
•	each of our directors and director nominees;
•	all of our directors, director nominees and executive officers as a group; and
•	each person or group of affiliated persons we know to beneficially own 5% or more of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock and Class B common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock and Class B common stock subject to options or RSUs held by that person that are currently exercisable, exercisable within 60 days after April 6, 2020 or vested and will settle within 60 days after April 6, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based our calculation of the percentage ownership of our Class A common stock and Class B common stock on 92,655,366 shares of our Class A common stock outstanding and 19,978,903 shares of our Class B common stock outstanding, in each case, as of April 6, 2020.

This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than 5% of our common stock as well as Schedules 13G or 13D filed by or on behalf of such stockholder with the SEC.

Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o CarGurus, Inc., 2 Canal Park, Cambridge, Massachusetts 02141.

	Class A Common Stock		Class B Common Stock		Voting %(1)
Name	Shares	%	Shares	%
Named Executive Officers and Directors:
Langley Steinert(2)	1,958,140	2.1%	19,973,987	100%	69.0%
Samuel Zales(3)	94,371	*	299,564	1.5%	1.0%
Jason Trevisan	170,817	*	–	–	*
Kyle Lomeli(4)	61,097	*	18,800	*	*
Sarah Welch	81,596	*	–	–	*
Steven Conine(5)	13,237	*	–	–	*
Lori Hickok(6)	7,102	*	–	–	*
Stephen Kaufer(7)	253,360	*	–	–	*
Anastasios Parafestas(8)	4,423,390	4.8%	–	–	1.5%
Greg Schwartz(9)	3,964	*	–	–	*
Ian Smith(10)	75,725	*	–	–	*
All current executive officers and directors as a group (14 persons)(11)	7,221,613	7.8%	20,292,351	100%	71.1%

5% Stockholders:
Manulife Financial Corporation, and its affiliated funds(12)	7,112,128	7.7%	–	–	2.4%
The Vanguard Group – 23-1945930(13)	7,037,150	7.6%	–	–	2.4%
BlackRock, Inc.(14)	6,026,157	6.5%	–	–	2.1%
Cat Rock Capital Management, LP(15)	5,891,320	6.4%	–	–	2.0%
Wellington Management Group LLP, and its affiliated funds(16)	5,675,864	6.1%	–	–	1.9%
Matrix Capital Management Company LP(17)	5,391,048	5.8%	–	–	1.8%
HMI Capital, LLC and HMI Capital Partners, L.P.(18)	5,315,000	5.7%	–	–	1.8%
(*)	Less than 1%.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.

(2)

Consists of (i) 1,702,538 shares of Class A common stock and 17,888,451 shares of Class B common stock held of record by Mr. Steinert and (ii) 255,602 shares of Class A common stock and 2,085,536 shares of Class B common stock held of record by The Langley Steinert Irrevocable Family Trust dated June 21, 2004, of which Mr. Steinert’s children are the beneficiaries. Mr. Steinert is neither trustee for nor beneficiary of such trust; however, Mr. Steinert may be deemed to be the beneficial owner of the shares held of record thereby. Mr. Steinert expressly disclaims beneficial ownership of such shares held by the trust.

(3)

Consists of (i) 31,589 shares of Class A common stock held of record by Mr. Zales and (ii) 62,782 shares of Class A common stock and 299,564 shares of Class B common stock underlying options that were vested and exercisable as of April 6, 2020.

(4)

Consists of (i) 51,108 shares of Class A common stock held of record by Mr. Lomeli, (ii) 9,400 shares of Class A common stock and 18,800 shares of Class B common stock underlying options that were vested and exercisable as of April 6, 2020 and (iii) 589 shares of Class A common stock underlying RSUs that will vest within 60 days after April 6, 2020.

(5)	Consists of (i) 9,492 shares of Class A common stock held of record by Mr. Conine and (ii) 3,745 shares of Class A common stock underlying RSUs that will vest within 60 days after April 6, 2020.
(6)	Consists of (i) 3,357 shares of Class A common stock held of record by Ms. Hickok and (ii) 3,745 shares of Class A common stock underlying RSUs that will vest within 60 days after April 6, 2020.
(7)	Consists of (i) 249,615 shares of Class A common stock held of record by Mr. Kaufer and (ii) 3,745 shares of Class A common stock underlying RSUs that will vest within 60 days after April 6, 2020.
(8)

Consists of (i) 1,040 shares of Class A common stock held of record by Mr. Parafestas, (ii) 3,745 shares of Class A common stock underlying RSUs that will vest within 60 days after April 6, 2020, (iii) 3,323,016 shares of Class A common stock held of record by Argonaut 22 LLC, with respect to which Mr. Parafestas has voting and dispositive power as Sole Manager and Member of Spinnaker Capital LLC, the Managing Member of Argonaut 22 LLC, (iv) 795,589 shares of Class A common stock held of record by The RWS 2006 Family Trust, of which Mr. Parafestas is a co-trustee, and (v) 300,000 shares of Class A common stock held of record by The Profesta Foundation, for which Mr. Parafestas is the Sole Trustee. Spinnaker Capital LLC is the Managing Member of Argonaut 22 LLC, and Mr. Parafestas is the Sole Manager and Member of Spinnaker Capital LLC, and each therefore is an indirect beneficial owner of the 3,317,183 shares held directly by Argonaut 22 LLC. Mr. Parafestas, Nancy B. Peretsman and John J. Prior Jr. are co-trustees of The RWS 2006 Family Trust and may be deemed to be the beneficial owner of the shares held of record by The RWS 2006 Family Trust. Mr. Parafestas expressly disclaims beneficial ownership of the shares held of record by The RWS 2006 Family Trust. The number of shares listed for Mr. Parafestas is based on the Schedule 13G/A filed by Mr. Parafestas with the SEC on February 14, 2020. The principal business office of Mr. Parafestas is One Joy Street, Boston, Massachusetts 02108.

(9)	Consists of (i) 219 shares of Class A common stock held of record by Mr. Schwartz and (ii) 3,745 shares of Class A common stock underlying RSUs that will vest within 60 days after April 6, 2020.
(10)	Consists of (i) 71,980 shares of Class A common stock held of record by Mr. Smith and (ii) 3,745 shares of Class A common stock underlying RSUs that will vest within 60 days after April 6, 2020.
(11)

Consists of (i) 7,116,997 shares of Class A common stock and 19,973,987 shares of Class B common stock, (ii) 72,182 shares of Class A common stock and 318,364 shares of Class B common stock underlying options that are exercisable within 60 days after April 6, 2020 and (iii) 32,434 shares of Class A common stock underlying RSUs that will vest within 60 days after April 6, 2020.

(12)

According to a Schedule 13G/A filed with the SEC on February 12, 2020, reporting the beneficial ownership of 7,112,128 shares of our Class A common stock, (i) Manulife Investment Management (US) LLC (“MIM (US)”) reported that it had sole voting and dispositive powers over all 7,112,128 shares of Class A common stock, and shared voting and dispositive powers over none of the shares, (ii) Manulife Investment Management Limited (“MIML”) reported that it had sole voting and dispositive powers over 45,423 shares of Class A common stock, and shared voting and dispositive powers over none of the shares, and (iii) Manulife Investment Management (Hong Kong) Limited (“MIMHK”) reported that it had sole voting and dispositive powers over 1,209 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. Manulife Financial Corporation (“MFC”) reported that it had no shares beneficially owned except through its indirect, wholly-owned subsidiaries, MIM (US), MIML and MIMHK. The principal business office of each of MFC and MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. The principal business office of MIM (US) is 197 Clarendon Street, Boston, Massachusetts 02116. The principal business office of MIMHK is 16/F Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

(13)

According to a Schedule 13G/A filed with the SEC on February 12, 2020, reporting the beneficial ownership of 7,037,150 shares of our Class A common stock, The Vanguard Group – 23-1945930 reported that it had sole voting power over 157,778 shares of Class A common stock, sole dispositive power over 6,873,656 shares of Class A common stock, shared dispositive power over 163,494 shares of Class A common stock, and shared voting power over 16,338 shares of Class A common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 147,156 of the shares mentioned above as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 26,960 of the shares mentioned above as a result of its serving as investment manager of Australian investment offerings. The principal business office of The Vanguard Group – 23-1945930 is 100 Vanguard Blvd., Malvern, PA 19355.

(14)

According to a Schedule 13G filed with the SEC on February 7, 2020, reporting the beneficial ownership of 6,026,157 shares of our Class A common stock, BlackRock, Inc. reported that it had sole voting power over 5,732,554 shares of Class A common stock, sole dispositive power over all 6,026,157 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(15)

According to a Schedule 13G filed with the SEC on February 14, 2020, reporting the beneficial ownership of 5,891,320 shares of our Class A common stock, Cat Rock Capital Management, LP reported that it had sole voting power over all 5,891,320 shares of Class A common stock, and sole dispositive power and shared voting and dispositive powers over none of the shares. The principal business office of Cat Rock Capital Management, LP is 8 Sound Shore Drive, Suite 250, Greenwich, CT 06830.

(16)

According to a Schedule 13G filed with the SEC on January 28, 2020, reporting the beneficial ownership of 5,675,864 shares of our Class A common stock, (i) each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported having shared voting power over 5,011,162 shares of Class A common stock, shared dispositive power over all 5,675,864 shares of Class A common stock, and sole voting and dispositive powers over none of the shares, and (ii) Wellington Management Company LLP reported having shared voting power over 4,989,729 shares of Class A common stock, shared dispositive power over 5,566,804 shares of Class A common stock, and sole voting and dispositive powers over none of the shares. The shares of Class A common stock beneficially owned by Wellington Management Group LLP, as parent holding company of certain holding companies and investment advisers (the “Wellington Investment Advisers”), are owned of record by clients of such Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The principal business office of Wellington Management Group LLP and each of the affiliated funds listed above is c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210.

(17)

According to a Schedule 13G/A filed with the SEC on February 14, 2020, reporting the beneficial ownership of 5,391,048 shares of our Class A common stock, Matrix Capital Management Company LP and its Managing General Partner, David E. Goel, each reported having sole voting and dispositive powers over all 5,391,048 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. The principal business office of each of Matrix Capital Management Company LP and Mr. Goel is c/o Matrix Capital Management Company LP, Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451.

(18)

According to a Schedule 13G/A filed with the SEC on February 14, 2020, reporting the beneficial ownership of 5,315,000 shares of our Class A common stock, (i) HMI Capital, LLC reported having shared voting and dispositive powers over all 5,315,000 shares of Class A common stock, and sole voting and dispositive powers over none of the shares, and (ii) HMI Capital Partners, L.P. reported having shared voting and dispositive powers over 4,786,680 shares of Class A common stock, and sole voting and dispositive powers over none of the shares. The principal business office of each of HMI Capital, LLC and HMI Capital Partners, L.P. is 555 California Street, Suite 4900, San Francisco, CA 94104.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)(1)	(c)
Equity compensation plans approved by stockholders	4,026,186(2)	$2.45	5,889,929(3)
Equity compensation plans not approved by stockholders	—	—	—

Total	4,026,186	$2.45	5,889,929

(1)	The weighted average exercise price excludes RSU awards, which have no exercise price.
(2)	Consists of options to purchase a total of 942,885 shares of common stock and 3,083,301 shares of common stock subject to RSU awards granted under our 2017 Plan, 2015 Plan or 2006 Plan.
(3)

Unless determined otherwise by the Compensation Committee, the number of shares of our Class A common stock reserved for issuance under our 2017 Plan will automatically increase on the first trading day in January of each year by the lesser of (i) 6 million shares or (ii) 4.0% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board of Directors (the “Evergreen Increase”). The Compensation Committee determined to not effectuate the Evergreen Increase that was otherwise scheduled to have occurred on each of January 2, 2019 and January 2, 2020.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our amended and restated certificate of incorporation provides for a classified Board of Directors. This means our Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our Board of Directors currently consists of seven members, divided into three classes as follows:

•	Class I is comprised of Lori Hickok and Greg Schwartz, each with a term ending at the 2021 annual meeting of stockholders;
•	Class II is comprised of Steven Conine, Stephen Kaufer and Anastasios Parafestas, each with a term ending at the 2022 annual meeting of stockholders; and
•	Class III is comprised of Ian Smith and Langley Steinert, each with a term ending at the Annual Meeting.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Messrs. Smith and Steinert are current directors whose terms expire at the Annual Meeting. Our Board of Directors has nominated each of Messrs. Smith and Steinert for election as Class III directors with terms ending in 2023.

A plurality of the combined voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS III

NOMINEES NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young, an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ending December 31, 2020 and to perform an audit of the effectiveness of our internal control over financial reporting as of December 31, 2020. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

Ernst & Young has audited our financial statements since the fiscal year ended December 31, 2015. Ernst & Young has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

Proxies solicited by management will be voted for ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment of Ernst & Young to a vote of the stockholders, our Board of Directors believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of Ernst & Young as our independent registered public accounting firm. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board of Directors (or any committee thereof). However, if the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons and consider whether to retain Ernst & Young or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of our company and our stockholders.

Principal Accountant Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young during the years ended December 31, 2019 and 2018:

Nature of Service	2019 Fees	2018 Fees
Audit Fees(1)	$1,482,700	$1,468,415
Audit-Related Fees	—	—
Tax Fees(2)	160,425	249,500
All Other Fees	—	—

Total:	$1,643,125	$1,717,915

(1)

Audit Fees consist of fees for professional services provided in connection with: the annual audit of our consolidated financial statements and internal control over financial reporting; the review of our quarterly financial statements; consultations on accounting matters directly related to the audit, our acquisition of PistonHeads, and the adoption of new accounting standards affecting future audit periods; and consents and assistance with and review of documents filed with the SEC, including services that are normally provided in connection with registration statements.

(2)

Tax Fees consist of fees for professional services in connection with tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the PCAOB regarding auditor independence, the Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee as a whole, or through its Chair, pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The committee may delegate to one or more members of the committee the authority to pre-approve any such services, provided such pre-approval is reported to the Audit Committee at a subsequent meeting. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit services (other than the annual audit engagement), audit-related services, tax services and other permissible non-audit services, provided that the Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 3

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution at the Annual Meeting:

RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement, is hereby approved.

This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to advise on any specific element of our compensation program, but rather on the overall compensation of our Named Executive Officers and the philosophies, policies and practices described in this Proxy Statement. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and related compensation tables and narrative in this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers.

At our 2019 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, a frequency of every year for casting advisory votes regarding our executive compensation. After considering the vote of stockholders on the matter, as well as our general compensation philosophy, we adopted an annual frequency for seeking advisory votes on executive compensation.

While the vote on Proposal 3 at the Annual Meeting is advisory and not binding on the Company, our Board of Directors and Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future compensation decisions for our Named Executive Officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

Stockholder Proposals for 2021 Annual Meeting

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in the proxy statement for the 2021 annual meeting of stockholders, stockholder proposals must be received by our Secretary no later than December 23, 2020 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for stockholder proposals and nominations to be brought before an annual meeting – In addition, our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders or nominate any person or persons for election to our Board of Directors. In general, to be properly brought before an annual meeting, nominations for the election of directors or other such business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors (or any committee thereof), (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors (or any committee thereof) or (3) otherwise properly brought before the meeting by a stockholder who is a stockholder of record or beneficial owner of shares of our capital stock at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the other notice procedures set forth in our bylaws. Written notice must be delivered to our Secretary no later than the deadlines for notice discussed below and must contain specified information concerning the nominees and the stockholder proposing such nominations and specified information regarding any other proposals as set forth in Section 2.12 of our amended and restated bylaws. A copy of the full text of the bylaw provisions discussed above may be obtained free of charge by requesting it in writing from our Secretary.

To be timely, notice must be delivered to or mailed and received at our principal executive offices: (x) not later than the close of business on the ninetieth (90th) calendar day, or earlier than the close of business on the one hundred twentieth (120th) calendar day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of public disclosure of the date of such meeting. As a result, the period for submitting proposals or nominations for the 2021 annual meeting of stockholders is between February 2, 2021 and March 4, 2021.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not attend the meeting to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers or other nominees, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers or other nominees’ household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker, other nominee or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time, and we will then promptly deliver, a copy of our annual report or proxy statement, by sending a written request to us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA or calling us at: +1 (617) 354-0068.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA, or calling us at: +1 (617) 354-0068.

Miscellaneous

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

You may obtain a copy of our Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission for the year ended December 31, 2019 without charge upon written request to: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

As of the date of this Proxy Statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the Annual Meeting, as they determine to be in the best interest of our company and our stockholders.

THE BOARD OF DIRECTORS

Cambridge, Massachusetts

April 22, 2020

APPENDIX A

A-1

VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/CARG2020  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2020. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CARGURUS, INC.  C/O BROADRIDGE  P.O. BOX 1342  BRENTWOOD, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E96583-P36550 KEEP THIS PORTION FOR YOUR RECORDS Nominees:  01) Ian Smith  02) Langley Steinert  The Board of Directors recommends you vote FOR the following proposal:  2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2020.  The Board of Directors recommends you vote FOR the following proposal:  3. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.  NOTE: To conduct any other business properly brought before the Annual Meeting For  Against  Abstain For  Against  Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date   CARGURUS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  The Board of Directors recommends you vote FOR each of the following director nominees:  For All  Withhold All  For All Except

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. CARGURUS, INC. Annual Meeting of Stockholders June 2, 2020 1:00 PM ET This proxy is solicited by the Board of Directors The undersigned hereby appoints Langley Steinert and Kathleen Patton, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of CarGurus, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:00 PM ET on Tuesday, June 2, 2020, conducted via live audio webcast at www.virtualshareholdermeeting.com/CARG2020and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSAL IN ITEM 2 AND FOR THE PROPOSAL IN ITEM 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. Continued and to be signed on reverse side E96584-P36550